                                                                 EXHIBIT 10.9

              [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET
              (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.   BASIC PROVISIONS: ( "Basic Provisions ")

     1.1 PARTIES: This Lease ( "Lease "), dated for reference purposes only July 20, 2001, is made by and between MOORPARK VENTURE L.P., a California limited partnership ( "Lessor ") and SMTEK, INC., a California corporation ( "Lessee "), (collectively the "Parties, " or individually a "Party ").

     1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 200 Science Drive, Moorpark, located in the County of Ventura, State of California, and generally described as (describe briefly the nature of the property) consisting of a free standing Commercial/Industrial building containing an agreed 115,538 Rentable Square Feet. ( "Premises "). (See also Paragraph 2)

     1.3 TERM: (See Addendum Section 3) years and ___ months ( "Original Term ") commencing (See Addendum Section 3) ( "Commencement Date ") and ending See Addendum Section 3 ( "Expiration Date "). (See also Paragraph 3)

     1.4 EARLY POSSESSION: Not Applicable ( "Early Possession Date "). (See also Paragraphs 3.2 and 3.3)

     1.5 BASE RENT: $ See Addendum Section 1 per month ( "Base Rent "), payable on the First day of each month commencing See Addendum Section 1 (See also Paragraph 4)
/x/ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 BASE RENT PAID UPON EXECUTION: $ See Addendum Section 1 as Base Rent for the period See Addendum Section 1.

     1.7 SECURITY DEPOSIT: $ See Addendum Section 1.5 ( "Security Deposit "). (See also Paragraph 5)

     1.8 AGREED USE: design, manufacture, and storage of electronic assemblies and contract manufacturing services. (See also Paragraph 6)

     1.9 INSURING PARTY: LESSOR is the "Insuring Party " unless otherwise stated herein. (See also Paragraph 8)

     1.10 [THIS SECTION INTENTIONALLY OMITTED]

     1.11 GUARANTOR: [THIS SECTION INTENTIONALLY OMITTED]

     1.12 ADDENDA AND EXHIBITS: Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 25 and Exhibits "1 " through "8 ", all of which constitute a part of this Lease.

2.   PREMISES. SEE ADDENDUM SECTION 3

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 CONDITION. SEE ADDENDUM SECTIONS 4 AND 5
           [THIS SECTION INTENTIONALLY OMITTED]

     2.3 COMPLIANCE. SEE ADDENDUM SECTIONS 4 AND 5
           [THIS SECTION INTENTIONALLY OMITTED]

         (a) [THIS SECTION INTENTIONALLY OMITTED]

         (b) [THIS SECTION INTENTIONALLY OMITTED]

         (c) [THIS SECTION INTENTIONALLY OMITTED]

     2.4 ACKNOWLEDGMENTS. Lessee acknowledges that: (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, nor Lessor's agents, has made any oral or written representations or warranties with respect to said matters other

     2.5 [THIS SECTION INTENTIONALLY OMITTED]

3.   TERM.

     3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

     3.3 DELAY IN POSSESSION. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date, and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

     3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.   RENT.  SEE ADDENDUM SECTIONS 1 AND 2

     4.1 RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ( "Rent ").

     4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one
(1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights in the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.       USE.     See Addendum Section 6

         6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

         6.2      HAZARDOUS SUBSTANCES.     See Addendum Section 7

                  (a) REPORTABLE USES REQUIRE CONSENT. The term "Hazardous Substance " as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either; (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use " shall mean (i) the installation or use of any above or below ground storage tank,
(ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

                  (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

                  (c) LESSEE REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

                  (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance in, on, under or near the Premises.

                           Lessee's obligations shall include, but not be
limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

                  (e) [THIS SECTION INTENTIONALLY OMITTED]

                  (f) [THIS SECTION INTENTIONALLY OMITTED]

                  (g) [THIS SECTION INTENTIONALLY OMITTED]

         6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4 INSPECTIONS; COMPLIANCE. Lessor and Lessor's "Lender " (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority, in such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.       MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
         ALTERATIONS.

         7.1      LESSEE'S OBLIGATIONS.

                  (a) IN GENERAL. Subject to the provisions of, Section 4 of the Addendum, 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

                  (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises; (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

                  (c) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

         7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Section 4 of the Addendum 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

         7.3 UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS. SEE ADDENDUM SECTION 5

                  (a) DEFINITIONS; CONSENT REQUIRED. The term "Utility Installations " refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures " shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations " shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations " are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a), Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

                  (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require that consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater or one month's Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

                  (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validly of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same, if Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

         7.4      OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.
                  SEE ADDENDUM SECTION 8

                  (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

                  (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

                  (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.

                           Lessee shall repair any damage occasioned by the
installation, maintenance or removal of Trade Fixtures, Lessee Owned Alteration and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 2G below.

8.     INSURANCE; INDEMNITY. SEE ADDENDUM SECTION 10

       8.1 PAYMENT FOR INSURANCE. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

       8.2     LIABILITY INSURANCE.

               (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT " and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT " for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract " for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

               (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

       8.3     PROPERTY INSURANCE BUILDING, IMPROVEMENTS AND RENTAL VALUE.

               (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. Such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

                  (b) RENTAL VALUE. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

                 (c) ADJACENT PREMISES. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

       8.4       LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

                 (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

                 (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

                 (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

       8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating " of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide ", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor
with evidence of renewals or   "insurance binders " evidencing renewal
thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

       8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein to the extent of insurance proceeds actually collected.

                  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

       8.7 INDEMNITY. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

       8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.     DAMAGE OR DESTRUCTION.

       9.1        DEFINITIONS.

                  (a) "PREMISES PARTIAL DAMAGE " shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or loss from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                  (b) "PREMISES TOTAL DESTRUCTION " shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six
(6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                  (c) "INSURED LOSS " shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                  (d) "REPLACEMENT COST " shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

                  (e)  [THIS SECTION INTENTIONALLY OMITTED]

       9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.

       9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten

(10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

       9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

       9.5        DAMAGE NEAR END OF TERM. If at any time during the last six
(6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

       9.6        ABATEMENT OF RENT; LESSEE'S REMEDIES.

                  (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

                  (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice, to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "COMMENCE " shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

       9.7 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

       9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.    REAL PROPERTY TAXES.

       10.1 DEFINITION OF "REAL PROPERTY TAXES. " As used herein, the term "REAL PROPERTY TAXES " shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "REAL PROPERTY TAXES " shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

       10.2 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

                  (b) ADVANCE PAYMENT. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work shoels or such other information as may be reasonably available.

     10.4 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.  ASSIGNMENT AND SUBLETTING. See Addendum Section 11

     12.1  LESSOR'S CONSENT REQUIRED.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment ") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

          (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "NET WORTH OF LESSEE " shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment; (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

          (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2  TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every form, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following forms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) [THIS SECTION INTENTIONALLY OMITTED]

13.   DEFAULT; BREACH; REMEDIES.  See Addendum Section 12

     13.1 DEFAULT; BREACH. A "Default " is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach " is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting,
(iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty
(30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor " as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity at the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice). Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS, " shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance. SEE ADDENDUM SECTION 13.

         13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

         13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ( "Interest ") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

         13.6 BREACH BY LESSOR.

                  (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty
(30) day period and thereafter diligently pursued to completion.

                  (b) PERFORMANCE BY LESSEE ON BEHALF OF LESSOR. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor.

Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION "), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.      BROKERS' FEE.

         15.1 [THIS SECTION INTENTIONALLY OMITTED]

         15.2 [THIS SECTION INTENTIONALLY OMITTED]

         15.3 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.      ESTOPPEL CERTIFICATES. SEE ADDENDUM SECTION 14.

                  (a) Each Party (as  "RESPONDING PARTY ") shall within ten
(10) days after written notice from the other Party (the "REQUESTING PARTY ") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE " form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

                  (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

                  (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "LESSOR " as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days " as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.      NOTICES.

         23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

         23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight
(48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four
(24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any net shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.      RECORDING. SEE ADDENDUM SECTION 15

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE. SEE ADDENDUM SECTION 16.

         30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, o other hypothecation or security device (collectively, "SECURITY DEVICE "), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender ") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:
(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or
(iii) be bound by prepayment of more than one (1) month's rent.

    30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement ") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

    30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY " shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. Th attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale " signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease " signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease " sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except for ordinary "For Sublease " signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements. SEE ADDENDUM SECTION 17

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lessor interest, shall constitute Lessor's election to have such event constitute the termination of such event.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to th particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37. GUARANTOR
     [THIS SECTION INTENTIONALLY OMITTED]

38. OUTLET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. OPTIONS. SEE ADDENDUM SECTION 3.4

    39.1 DEFINITION. "Option " shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

    39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

    39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

    39.4 EFFECT OF DEFAULT ON OPTIONS.

         (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

         (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

         (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during an twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. MULTIPLE BUILDINGS. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest " and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjugded that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. If either party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority. SEE ADDENDUM SECTION 18

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in Interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder. Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease / / is /x/ is not attached to this Lease.

SEE ADDENDUM SECTIONS 19 TO 24 FOR ADDITIONAL TERMS

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

-----------------------------------------------------------------------------

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO :

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES, SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
-----------------------------------------------------------------------------

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:                               Executed at:
             -------------------------                  ---------------------
on:                                        on:
    ----------------------------------         ------------------------------
By LESSOR:                                 By LESSEE:
    Moorpark, Venture L.P.,                    Smtek, Inc.,
--------------------------------------     ----------------------------------
    a California limited partnership           a California corporation
--------------------------------------     ----------------------------------
  By: Managing GP, Inc. Its General Partner
By:  /s/ Jeffrey C. Hamann                 By:
    ----------------------------------         ------------------------------
Name Printed:  Jeffrey C. Hamann           Name Printed:
              ------------------------                   --------------------
Title:  President                          Title:  President
       -------------------------------            ---------------------------
By:                                        By:
    ----------------------------------         ------------------------------
Name Printed:                              Name Printed:
              ------------------------                   --------------------
Title:                                     Title:  Secretary
       -------------------------------            ---------------------------
Address:  475 West Bradley Ave             Address:  2151 Anchor Court
         -----------------------------              -------------------------
          El Cajon, CA 92020                         Thousand Oaks, CA 91320
--------------------------------------     ----------------------------------
Telephone: (619)  440-7424                 Telephone: (805)  376-2595
                 ---------------------                      -----------------
Facsimile: (619)  440-8914                 Facsimile: (805)  376-9015
                 ---------------------                      -----------------
Federal ID No.                             Federal ID No.
               -----------------------                    -------------------


NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777, Fax No. (213) 687-8616

                            ADDENDUM TO LEASE

     This Addendum to Lease ( "Addendum ") is made by and between MOORPARK VENTURE L.P., a California limited partnership ( "LESSOR ") and SMTEK, INC., a California corporation ( "LESSEE ") and is intended to supplement that certain Standard Industrial/Commercial Single-Tenant Lease-Net between LESSOR and LESSEE dated July 20, 2001 ( "Lease ") to which this Addendum is annexed and all references to "Lease " shall be deemed to include this Addendum unless otherwise stated or the context indicates otherwise. Any word or phrases defined in the Lease shall have the same meaning when used in this Addendum. If there is any inconsistency between this Addendum and the Lease, the terms of this Addendum shall supersede and control. LESSOR and LESSEE agree as follows:

     1.     RENT.   "Rent " for the Premises shall be the sum of (a) the Base
Rent described in subsection 1.1 of this Addendum, subject to adjustment as provided in subsection 1.2 of this Addendum, (b) the Allowance Amortization Charge described in subsection 1.3 of this Addendum, (c) the Operating Expenses as defined in subsection 3 of this Addendum, and (d) any other amounts becoming payable by LESSEE under the Lease.

     1.1 BASE RENT. The monthly "Base Rent " for the first Lease Year (as defined below) of the Original Term shall be the amount of Seventy One Thousand Five Hundred Eighteen Dollars ($71,518.00), which is equals $ .655 per Rentable Square Foot within the Premises.

     1.2 INCREASE IN BASE RENT. The Base Rent shall be increased at the beginning of the second Lease Year and at the beginning of each Lease Year thereafter during the Original Term, in an amount of One Thousand Seven Hundred Eighty Eight Dollars ($1, 788.00) monthly over the amount of the scheduled increased Base Rent for the immediately preceding Lease Year.

     1.3 TENANT IMPROVEMENT ALLOWANCE AMORTIZATION. In addition to payment of the Base Rent, LESSEE shall pay monthly the Allowance Amortization Charge calculated in accordance with this section, which is presently estimated to equal a maximum of Four Thousand One Hundred Thirty Three Dollars ($4,133.00) monthly. As more particularly provided in section 5 of this Addendum, LESSOR will provide a Tenant Improvement Allowance in the amount of up to One Million Dollars ($1,000,000.00) to pay for a portion of the Tenant Improvement Costs (as defined below) for Tenant Improvements requested by LESSEE. The term "Allowance Amortization Charge " means an amount to be included in the Rent calculated as follows: (a) determine the aggregate amount of the Allowance expended by LESSOR for Tenant Improvements;
(b) deduct Seven Hundred Thousand Dollars ($700,000.00) from the amount expended; (c) amortize the remaining amount of the Allowance actually expended ( "Excess Allowance ") based on an economic return equivalent to eleven percent (11%) per annum to derive a monthly payment sufficient to pay in full the Excess Allowance and such economic return over a period of time equal to one hundred and twenty (120) months beginning on the Commencement Date; and (d) the resulting monthly payment shall equal the Allowance Amortization Charge. If the amount of the Allowance Amortization Charge is determined after the Commencement Date on account of a delay in finalizing the Tenant Improvement Costs, then LESSEE shall pay LESSOR the amount accruable from the Commencement Date to the end of the then current month, within fifteen (15) days after LESSOR's billing for such accrued amounts, and shall thereafter pay the monthly Allowance Amortization Charge as a part of the monthly of Base Rent. Upon LESSOR's request, LESSEE and LESSOR shall execute an amendment to the Lease setting for the exact Allowance Amortization Charge if less than the amount stated above, provided that failure of LESSOR and LESSEE to execute such amendment shall not effect the
validity of the Lease.    LESSEE shall not have the right to prepay the
unamortized Allowance Amortization Charge at any time. The Allowance Amortization Charge is only payable during the Original Term, not during any Extension Term, and it is not subject to increase upon the adjustment of the Base Rent under section 1.2 of this Addendum.

     1.4 DUE DATE/PAYMENT. The monthly Base Rent, Allowance Amortization Charge and the Operating Expenses shall be due and payable on the first day of each month without notice beginning on the Commencement Date (as defined below), except that a Security Deposit equaling the first month's Base Rent and the first month's Allowance Amortization Charge shall be payable as provided in section 1.5 of this Addendum. If the Commencement Date is other than the first day of a calendar month, the Base Rent and Allowance Amortization Charge shall be prorated based on the number of days between the Commencement Date and the first day of the first full calendar month thereafter and such amount shall be due and payable by LESSEE on or before the Commencement Date. The remaining Rent shall be payable in accordance with the other provisions of the Lease. Rent for any partial month will be prorata based on a thirty (30) day month.

     1.5 SECURITY DEPOSIT/FIRST MONTH'S RENT. Concurrently with the execution of the Lease, LESSEE shall pay the Security Deposit set forth in Paragraph 1.7 of the Lease, which has been calculated based on two (2) months Base Rent and Allowance Amortization Charge based on the maximum amount of such Allowance Amortization Charge. So long as LESSEE does not commit a Default, LESSOR agrees to apply one-half of such Security Deposit to the Base Rent and Tenant Improvement Allowance Amortization becoming due for the first full month of the Lease following the Commencement Date.

     2. LESSEE'S PAYMENT OF OPERATING EXPENSES. Subject to section 2.1 of this Addendum, beginning on the Commencement Date, in addition to payment of the Base Rent, LESSEE shall be responsible for payment of all "Operating Expenses. " The term "Operating Expenses " means the following expenses and costs of the ownership and operation of the Premises: (a) amounts payable for maintenance contracts required to be procured pursuant to Paragraph 7.1(b) of the Lease (but not the cost of repairs or replacements separately payable by LESSEE), (b) insurance required to be maintained by LESSOR or LESSEE under the Lease (exclusive of any insurance maintained by LESSEE under Paragraph 8.4 of the Lease), (c) Real Property Taxes, (d) assessments and dues payable to any association or other governing body established pursuant to any covenants, conditions, or restrictions affecting the Premises or any Applicable Requirement, (e) a fire sprinkler monitoring contract, if payable, separate from the fire sprinkler maintenance contract described in Paragraph 7.1(b) of the Lease, (f) the Administrative Fee described in subsection 2.2 of this Addendum, (g) the reasonable amount of other ordinary and necessary expenses and costs of routine maintenance and operation of the Premises, which are customarily incurred in the operation of similarly situated real estate projects, and (h) reasonable reserves, as determined by LESSOR, for replacement of the roof, exterior painting, paving and restriping of th parking lot, and HVAC ( "Reserves "); provided, however, the term "Operating Expenses " does not include (i) the costs of repairs, maintenance or replacements required to be performed by LESSEE to the extent such costs exceed the amount of any Reserves accumulated from the Operating Expenses collections for the particular maintenance, repair or replacement item, or
(ii) any other items of expense or cost which the terms of the Lease expressly require be paid or incurred by LESSEE, including all utility and trash charges payable by LESSEE under Paragraph 11 of the Lease.

     2.1 METHOD OF PAYMENT. LESSEE shall pay to LESSOR monthly, as additional rent, an amount equal to 1/12 of the projected annual Operating Expenses. Such amount shall be due and payable concurrently with the payment of the applicable Base Rent. Prior to the Commencement Date, in the case of the first Lease Year, and at the beginning of each Lease Year thereafter, LESSOR will provide LESSEE an annual estimated Operating Budget ( "Estimated Operating Budget ") for each calendar year or partial year. Subject to LESSEE's payment to LESSOR of the Operating Expenses as provided in this Addendum, LESSOR shall make prompt payment of the Operating Expenses included in the Estimated Operating Budget. Any excess or deficit from the estimates shown in the Estimated Operating Budget will be credited or billed to LESSEE within ninety (90) days following the end of the applicable calendar year, and LESSOR shall concurrently furnish LESSEE with a detailed statement showing the actual Operating Expenses incurred for such year. Any deficit will be payable as additional Rent within ten (10) days of receipt of a final Operating Budget setting forth the actual expenditures for the applicable year and the deficit. Any excess shall be credited against the next payments of Operating Expenses due from LESSEE. LESSEE acknowledges that any Estimated Operating Budget represents only LESSOR's good faith estimate of predictable expenses and that actual expenses may vary. Promptly following LESSEE's request, LESSOR shall furnish LESSEE with such additional information as LESSEE may reasonably request with respect to such Operating
Expenses.   LESSEE acknowledges that the Estimated Operating Expenses Budget for the first Lease Year is annexed to this Addendum as EXHIBIT "1 " and such budget (a) is an estimate that is being provided only to illustrate the projected amounts and categories of expense and that actual results may be different than the estimates; and (b) it is aware that amounts and categories of expense may vary in future years as the Premises ages.

     2.2 LESSOR'S ADMINISTRATIVE SERVICES. LESSOR shall provide certain administrative services to monitor LESSEE's performance of LESSEE's obligations under Paragraphs 7, 8.2, 8.3 and 10 of the Lease in consideration for LESSEE's monthly payment of an administrative fee to LESSOR of one percent (1%) of the Base Rent in effect from time to time ( "Administrative Fee "). Such Administrative Fee shall be payable as a part of the Operating Expenses payable by LESSEE. LESSOR's administrative services shall generally consist of monitoring LESSEE's compliance with LESSEE's repair and maintenance obligations under the Lease and arranging, on behalf of LESSEE, appropriate insurance coverages for the Premises.

      2.3 ACKNOWLEDGMENTS. Notwithstanding any other provision in this section, LESSEE acknowledges and agrees that nothing in this section is intended to limit any of LESSEE's obligations under the Lease, including, without limitation, its obligations to maintain the Premises in accordance with the requirements of Paragraph 7 of the Lease, but is intended to provide a convenient administrative procedure for LESSEE's payment of known an predictable expenses and make available, to the extent provided for in this section and requested by LESSEE, LESSOR's services in coordinating and facilitating LESSEE's performance of its maintenance, repair and insurance obligations.

     3.     EFFECTIVE DATE/TERM/COMMENCEMENT DATE.   Notwithstanding any
other provision of the Lease, this Lease shall be effective upon execution by LESSOR and LESSEE ( "Effective Date ") and shall constitute a legally binding contract for LESSOR to deliver possession of the Premises in accordance with the requirements of this Lease and for LESSEE to pay the Rent beginning on the Commencement Date. Notwithstanding that the Effective Date of this Lease is the date of execution of this Lease, LESSEE's obligation to begin payment of the Rent payable under this Lease shall not commence until the occurrence of the Commencement Date.

     3.1 PRIOR OCCUPANCY. Notwithstanding any other provision, LESSOR is delivering possession of the Premises to LESSEE in advance of the Commencement Date of this Lease pursuant to a separate agreement between LESSOR and LESSEE and the terms of such separate agreement shall govern LESSEE's occupancy in advance of the Commencement Date of this Lease. Following the Commencement Date of this Lease, the terms and conditions of this Lease shall constitute the sole and exclusive terms and conditions of LESSEE's continued occupancy of the Premises and this Lease shall be applied and interpreted without regard to any such prior agreement.

     3.2 COMMENCEMENT DATE. The Commencement Date of this Lease shall be March 1, 2002, unless LESSEE and LESSOR agree to an earlier or later Commencement Date.

     3.3 LEASE TERM/ "LEASE YEAR " DEFINED. Unless otherwise provided, the initial Term of the Lease ( "Original Term ") shall be a period of ten
(10) years beginning on the Commencement Date and ending ten (10) consecutive years later ( "Expiration Date "); provided, however, if the Commencement Date occurs other than on the first day of a calendar month, the Original Term shall be deemed extended for a period of time equal to the number of days between the Commencement Date and the beginning of the first full calendar month following the Commencement Date. The term "Lease Year " means each consecutive period of twelve (12) months during the Lease Term, provided that if the "Commencement Date " is other than the first day of a calendar month, then the first Lease Year shall be a period of twelve (12) months plus the period between the Commencement Date and the first day of the first full calendar month thereafter.

     3.3.1 AMENDMENT. Following the Commencement Date and upon LESSOR's request, LESSEE and LESSOR shall execute an amendment to the Lease setting for the exact Commencement Date and the exact Expiration Date of the Original Term, provided that failure of LESSOR and LESSEE to execute such amendment shall not effect the validity of the Lease.

     3.4 OPTION TO EXTEND TERM. The following option is subject to, and the terms of this section are additive to, and do not modify the terms and provisions of Paragraph 39 of the Lease.

     3.4.1 GRANT. LESSOR grants to LESSEE the option to extend the Lease for one five (5) year period beginning upon the expiration of the Original Term ( "Extension Term ")

3.4.2 EXERCISE. If LESSEE desires to extend the Lease Term, such option shall be exercised only by written notice ( "Election Notice ") delivered to LESSOR no earlier than 360 days and no later than 270 days before the expiration of the Original Term. Regardless of cause, if LESSEE fails to timely give an Election Notice, all option rights will automatically lapse and terminate and be of no further force or effect without any requirement of notice or demand by LESSOR.

     3.4.3 Adjustment to Base Rent. Except as otherwise provided in this section, the Base Rent for the first Lease Year of the Extension Term shall be adjusted at the beginning of the Extension Term to the "fair rental value " of the Premises as determined in the following manner:

     (a) Within thirty (30) days from LESSEE's notice, LESSOR and LESSEE shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the beginning of the Extension Term. If LESSOR and LESSEE have not agreed upon the fair rental value of the Premises at least one hundred twenty (120) days prior to the beginning of the Extension Term , the fair rental value shall be determined by appraisal, by one or more appraisers ( "Appraiser(s) "). The Appraisers shall have at least five (5) years experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organizations such as M.A.I. or equivalent.

      (b) If LESSOR and LESSEE are not able to agree upon the fair rental value of the Premises within the prescribed time period, then LESSOR and LESSEE shall attempt to agree in good faith upon a single Appraiser not later than one hundred (100) days prior to the beginning of the applicable Extension Term. If LESSOR and LESSEE are unable to agree upon a single Appraiser within such time period, then LESSOR and LESSEE shall each appoint one Appraiser not later than ninety (90) days prior to the beginning of the applicable Extension Term. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third Appraiser. If either LESSOR or LESSEE fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

     (c) For the purposes of such appraisal, the term "fair rental value " shall mean the price that a ready and willing tenant would pay, as of the beginning of the Extension Term, as monthly rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used and taking into account all material attributes and benefits of the Premises. Fair rental value shall take into consideration all monetary concessions being granted in connection with such comparable property, including without limitation, rent abatement concessions and tenant improvements or allowance provided therefore. If a single Appraiser is chosen, then such Appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the average of the two (2) of the three
(3) appraisals which are closest in amount, and the third appraisal shall be disregarded. LESSOR and LESSEE shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than forty-five (45) days prior to the beginning of the applicable option period. If the fair rental value is not determined prior to the beginning of the Extension Term, then LESSEE shall continue to pay to LESSOR the Base Rent applicable to the Premises immediately prior to such extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, LESSOR shall deliver notice thereof to LESSEE, and if the fair rental value is higher, LESSEE shall pay to LESSOR, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by LESSEE to LESSOR and the new Base Rent determined under this section.

     (d) Notwithstanding any other provision of this Lease, in no event shall the Base Rent for the first Lease Year of the Extension Term be less than an amount equal to 103% of the Base Rent in effect for the Lease Year immediately preceding the beginning of the Extension Term ( "Prior Base Rent "). If the fair rental value of the Premises determined under this section is less than the Prior Base Rent, then the Base Rent for the first Lease Year of an Extension Term shall equal the Prior Base Rent.

     (e) The Base Rent shall be increased at the beginning of the second Lease Year of the Extension Term and at the beginning of each Lease Year thereafter in an amount equal to three percent (3%) of the Base Rent in effect for the immediately preceding Lease Year.

     3.4.4 IMPLEMENTATION. Promptly upon the parties' approval of, or the Appraisers establishment of, the fair rental value, the LESSOR and LESSEE shall execute an amendment to this Lease setting out the starting and ending dates and the starting Base Rent for the Extension Term.

     3.4.5 AFFILIATE TRANSACTION. Notwithstanding the provisions of Paragraph 39.2 of the Lease providing that any option rights granted are personal to LESSEE and not assignable, LESSOR agrees that the option rights to extend the Term of the Lease under this section 3.4 may be assigned to an assignee of the Lease in an Affiliate Transaction (as defined below).

     3.4.6 REMAINING LEASE TERMS. If LESSEE elects to extend the Original Term, all other terms and conditions of the Lease shall remain in effect during such Extension Term except: (a) no tenant improvements or allowances shall be provided by LESSOR, and LESSEE shall be deemed to have extended the term of the Lease and accepted the Premises "AS IS " in their then existing condition and without representation or warranty from LESSOR; (b) upon expiration of the last Extension Term, LESSEE shall have no further right to extend the term of the Lease; and (c) the Security Deposit shall be increased to an amount equal to one months Base Rent determined as of the beginning of each Extension Term.

     4. CONDITION OF PREMISES. Except as provided in this section and in sections 5 of this Addendum, LESSEE has accepted possession of the Premises in an "AS IS " condition, without representation or warranty from LESSOR concerning the physical condition of the Premises. LESSEE acknowledges tha it has had the reasonable opportunity to conduct such inspections, evaluations and other investigations of the Premises as LESSEE may desire, including inspections by LESSEE's architects, engineers, contractors and other professional advisers as LESSEE deems necessary, LESSEE is relying exclusively on such inspections, evaluations and investigations in making a decision to enter into this Lease and not on any representation or warranty whatsoever by LESSOR and/or any agent of LESSOR. LESSEE further acknowledges and agrees that the Premises are in good condition, acceptable to LESSEE. LESSEE WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION AND USE 0F THE PREMISES, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     4.1 UTILITIES. Without limiting the generality of any other provisions of this Lease requiring LESSEE to investigate and determine the suitability of the Premises for its intended use, LESSEE specifically acknowledges that LESSOR is not making any representation or warranty whatsoever concerning the availability, adequacy or cost of any utility or quasi-utility services (including the adequacy or capacity of any utility owned or controlled equipment services the Premises) and LESSEE shall be solely responsible for evaluating and determining the suitability of such utility or quasi-utility services and costs of installing and maintaining such utilities.

     4.2    TENANT IMPROVEMENTS BY LESSOR.  Except for the Tenant
Improvements described in section 5 below, LESSOR shall not be required to make any improvements, alterations, modifications and/or repairs whatsoever to the Premises in advance of LESSEE 's taking possession.

     4.3    COMPLIANCE WITH APPLICABLE REQUIREMENTS.  Except as provided in section 5 of this Addendum, LESSEE shall be responsible for making any repairs, improvements and/or alterations to the Premises required for compliance with any Applicable Requirements; provided, however, LESSEE, not LESSOR, shall be responsible for any modifications or improvements required on account of special Americans With Disabilities Act ( "ADA ") requirements resulting from any unusual use or employment practices of LESSEE which are not ordinary and customary to the use or practices of tenants generally in
similarly situated real estate projects.   "Applicable Requirements " means
and includes, without limitation, (a) all covenants, conditions and restrictions and similar items recorded against the Premise, and (b) any federal, state or local law, ordinance, rule, building code or regulation ( "Applicable Laws "), including, without, limitation, the American Disabilities Act, local laws relating to the zoning or use of the Premises and waste discharge requirements as a result of California Regional Water Quality Control Board rules, regulations or orders.

     4.4 LIMITED LESSOR WARRANTIES. The limited warranties of LESSOR in this section only apply to the Tenant Improvements, and any other elements of the Premises damaged by LESSOR or Contractor (as described below) in connection with the construction of the Tenant Improvements.

     4.4.1 COMPLIANCE WITH APPLICABLE REQUIREMENTS. LESSOR warrants that the Tenant Improvements shall be in substantial compliance with Applicable Requirements as of the Commencement Date.

     4.4.2 OPERATING CONDITION. LESSOR warrants that the Building Systems, which comprise part of the Tenant Improvements, will be in a commercially reasonable operating condition as of the date LESSEE first occupies the Premises pursuant to this Lease or any other agreement with LESSOR.

     4.4.3 REMEDY FOR NONCOMPLIANCE WITH WARRANTY. LESSEE's sole right and remedy on account of any noncompliance with LESSOR's warranties under sections 4.4.1 and 4.4.2 of this Addendum shall be to require LESSOR, at its cost and expense, to place the affected element in a condition so it is in compliance with such warranties. LESSOR shall not otherwise have any liability whatsoever to LESSEE for damages of any type or nature (including consequential or incidental damages) on account of such noncompliance.
     4.4.4  TIME LIMITATION FOR ENFORCEMENT.  LESSEE shall have a period of
(a) in the case of any warranty in sections 4.4.2 and 4.4.3 above, one hundred and twenty (120) days, and (b) in the case of section 4.4.1 above, twelve (12) months, following LESSOR's delivery of a notice of Substantial Completion of the Tenant Improvements to LESSEE ( "Substantial Completion Notice ") to give LESSOR notice of noncompliance specifying in detail the nature of the noncompliance ( "Warranty Claim Notice ") even though the Tenant Improvements will be completed prior to the Commencement Date of this Lease. If LESSEE does not timely give such a Warranty Claim Notice for any reason, including LESSEE's failure to discover such noncompliance, all such warranties shall be deemed expired and LESSEE shall thereafter be responsible for correction of any noncompliance at LESSEE's sole cost and expense.

     4.5 LESSOR'S ENFORCEMENT OF CONTRACTOR'S WARRANTIES. LESSOR has obtained from Contractor the following warranties ( "Contractor's Warranties "):

      "CONTRACTOR unconditionally warrants all materials and equipment furnished under this Contract will be new, unless otherwise specified, and that all Work will be of good quality, free from material faults and defects and in conformance with the Contract Documents. CONTRACTOR, at its expense, shall repair or replace any Work requiring replacement or repair within one
(1) year from completion of the Project, except with respect to the roof membrane only, which CONTRACTOR will repair or replace within two (2) years as required to prevent water penetration. In the event CONTRACTOR fails to timely perform its warranty obligation, OWNER shall have the right to cause such repairs or replacements and CONTRACTOR shall be liable for the reasonable costs of such repairs or replacements. "

Notwithstanding the limitation on the LESSOR's warranties under section 4.4 of this Addendum or the time for enforcement of LESSOR's warranties has expired, to the extent that any warranties provided by the Contractor in connection with the construction of the Premises cover any of the items described in section 4.4 of this Addendum or LESSOR has any claim against the Contractor on account of any defect or deficiency in the construction of the Premises, upon the written request of LESSEE, LESSOR shall either (a) take such commercially reasonable action as necessary to enforce any such warranties or claims for the benefit of LESSEE to the extent LESSEE incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Lease for the repair or maintenance of the Premises on account of any items covered by the Contractor's warranty or as a result of any such defects or deficiencies, provided that LESSOR shall first be entitled to recover its Legal Expenses (as defined below) prior to an reimbursement to LESSEE of any such out-of-pocket expenses, or (b) assign to LESSEE the right to enforce any such warranties or claims, provided any such assignment shall be effective only to the extent LESSEE incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Lease for the repair or maintenance of the Premises on account of any items covered by the Contractor's warranty or as a result of any such defects or deficiencies, and LESSOR shall be entitled to receive any excess recovery after deduction of LESSEE's Legal Expenses (as defined below).

     4.5.1 "LEGAL EXPENSES " DEFINED. For purposes of this section, the term "Legal Expenses " means reasonable attorneys' fees and costs (including any expert witness fees), including attorneys' fees and costs in connection with the enforcement of any award or judgment or any appellate proceedings, which Legal Expenses are incurred by LESSOR in the event LESSOR elects to enforce warranties or claims in any legal proceedings against the Contractor, or incurred by LESSEE, in the event LESSOR assigns the right to LESSEE to enforce such warranties or claims directly against the Contractor.

     4.5.2 LIMITATIONS. Nothing in this section shall be construed or applied to expand the scope of LESSOR's warranties under section 4.4 of this Addendum or otherwise extend the time for LESSEE's enforcement of LESSOR's warranties under section 4.4.4 of this Addendum.

     5. TENANT IMPROVEMENTS. The phrase "Tenant Improvements " means all improvements for LESSEE's Premises, which shall consist of those improvements LESSEE desires to have for its operations and the Mandatory Improvements (as described below), including (a) partitions, walls (including any interior demising walls between the Premises and any other rentable area of the Building), and doors, (b) all surface finishes, including wall coverings, paint, floor coverings, suspended ceilings and other similar items, (c) duct work, heat pumps, vents, diffusers, terminal boxes and accessories for completion of heating, ventilation and air conditioning systems within the Premises, (d) electrical distribution systems (including panels, subpanels, wires and outlets), lighting fixtures, outlets, switches and other electrical work to be installed in the Premises, (e) plumbing lines, fixtures and accessories, (f) all fire and life safety control systems such as fire walls and fire alarms (including piping, wiring and accessories) to be located in the Premises, and fire sprinklers and lines attributable to the Tenant Improvements and/or LESSEE's fixture, furnishing or equipment, (g) entrance door signage and directory listings, as authorized by LESSOR, (h) improvements required for compliance with Title 24, (i) improvements, repairs and replacements consisting of the Mandatory Improvements, and (j) other improvements shown on the "Cost Breakdown Tenant Improvement " form attached to this Addendum as EXHIBIT "2 "; provided, LESSEE's trade fixtures, equipment and personal property (including telephone systems, chairs, tables, furniture and other equipment used in LESSEE's business) shall not be
considered part of the Tenant Improvements.   "Mandatory Improvements " means
repairs, replacements or improvements of certain elements of the Building, such as the roof and the Building Systems as necessary to place them in a commercially reasonably operating condition and which are more particularly described in the Schedule of Mandatory Improvements annexed to this Addendum as EXHIBIT "3 ". The Mandatory Improvements are a required element of LESSEE's Tenant Improvements and LESSEE shall not have the discretion to delete or modify such Tenant Improvements, except with LESSOR's approval in
its sole discretion.   "Building Systems " means the electrical, ventilating,
heating and air conditioning systems, fire protection (if any), plumbing and sewage systems within and outside of the Premises which specifically services the Premises as necessary to maintain such services to the Premises.

     5.1 DESIGN OF TENANT IMPROVEMENTS/PERMITS. LESSOR shall cause the Tenant Improvements to be constructed substantially in accordance with the general design elements shown in that certain "Space Plan " and "TI Specifications " provided by LESSEE, which LESSEE hereby approves ( "Approved TI Plans "); a copy of the Approved TI Plans is attached as EXHIBIT "4 " to
this Addendum.   LESSEE shall furnish to LESSOR, a complete set of plans and specifications detailing all Tenant Improvements no later than August 5, 2001 ( "Tenant Improvement Plans ") conforming to the Approved TI Plans. In addition, LESSEE shall be responsible for procuring the necessary building permits for construction of the Tenant Improvements no later than August 20, 2001. Unless otherwise approved by LESSOR, the Tenant Improvement Plans will be prepared by the Paul Giese, AIA or Kenneth D. Smith and Associates. The Tenant Improvement Plans shall be subject to LESSOR's prior approval, which will not be unreasonably withheld; provided, however, LESSOR shall have the absolute right of disapproval, in its sole discretion, of any Tenant Improvements which (a) alter or otherwise affect any structural component of the Building, (b) are visible from the exterior of the Premises, or (c) the Tenant Improvement Plans specify materials which are not readily available or customarily and ordinarily used in similarly situated construction work where the procurement of such materials would cause a delay in Substantial Completion (as defined below). LESSOR shall have thirty (30) days after receipt of the Tenant Improvement Plans in which to approve or disapprove the Tenant Improvement Plans. If LESSOR does not disapprove the Tenant Improvement Plans within such thirty (30) day period, LESSOR shall be deemed to have approved the Tenant Improvement Plans. If LESSOR reasonably disapproves the Tenant Improvement Plans, LESSEE, at its expense, shall promptly cause the Tenant Improvement Plans to be revised and resubmitted to LESSOR for its review and approval within fifteen (15) days from notice of LESSOR's disapproval. Following LESSOR's approval, LESSOR will have the Architect submit the Tenant Improvement Plans for government plan checking and a building permit, if required, provided, LESSOR shall have the right to approve any changes required by such governmental authorities. The final Tenant Improvement Plans shall be subject to any changes required by governmental authorities.

     5.1.1 NO LESSOR LIABILITY. The rights granted LESSOR to approve the Tenant Improvements and the Tenant Improvement Plans are solely for the benefit of LESSOR. LESSOR shall have no obligation or liability whatsoever to LESSEE or any other person on account of LESSOR's approvals in the event the Tenant Improvements do not conform to Applicable Requirements or otherwise contain defect or deficiencies. LESSEE agrees that it is solely responsible for the compliance of designing the Tenant Improvement with all Applicable Requirements and the provisions of this Lease.

     5.2 APPROVED CONTRACTOR. Hamann Construction, a licensed general contractor, will be the general contractor for construction of the Building Shell Improvements and Tenant Improvements. LESSOR and LESSEE hereby approve Hamann Construction acting as the general contractor ( "Contractor "). The Contractor's agreed-upon markup (profit and overhead) for the Tenant Improvements will be 12% of the actual costs incurred in the development an construction of the Tenant Improvements exclusive only of the costs of the preparation of the Tenant Improvement Plans and government permits.

     5.2.1  LESSEE'S REVIEW OF SUBCONTRACTORS' BIDS.     LESSEE shall have
the right to review the subcontract proposals ( "Bids ") for the Major Trades (as defined below) required for construction of the Tenant Improvements. No later than thirty (30) days prior to the commencement of construction, LESSOR shall cause Contractor to deliver to LESSEE Bids for each Major Trade from no less than three (3) licensed and qualified subcontractors together with a written notice specifying the Bids which Contractor recommends for acceptance. LESSEE shall have the right to reasonably disapprove one of the Bids for each of the Major Trades selected by Contractor by giving LESSOR written notice of any objection that LESSEE may have to such Bids within five
(5) days from LESSEE's receipt of the Bids from Contractor; provided, however, LESSEE shall not have the right to disapprove more than one (1) bid within a Major Trade, and Contractor shall have the right to select any of the remaining Bids in such Major Trade category. LESSEE's notice of disapproval shall explain in detail the basis for the disapproval of any Bid recommended by Contractor. Contractor shall have the right to utilize any subcontractors submitting Bids for which LESSEE does not timely give notice of its disapproval. The term "Major Trades " means portions of the construction work consisting of the supply or installation of electrical, heating and air conditioning, fire sprinkler system, framing, drywall, plumbing, painting, floor coverings, suspended ceilings, glass, doors and ceramic tile.

     5.3 PAYMENT OF TENANT IMPROVEMENT COSTS. The phrase "Tenant Improvement Costs " means all direct and indirect costs of designing, furnishing, constructing and installing the Tenant Improvements, including
(a) costs for design and/or architectural services of the Architect in preparing the Tenant Improvement Plans, (b) government permit costs applicable to the Tenant Improvements, (c) amounts payable to the Contractor for overhead/profit, job site supervision, cleanup, trash and janitorial services as shown in the Cost Breakdown Tenant Improvement (EXHIBIT "2 "),
(d) the actual "hard costs " of construction of the Tenant Improvements, (e) financing costs attributable to financing to pay the Tenant Improvement Costs, including, construction period interest from the initial loan funding until the Commencement Date, loan points, fees and other costs, such as appraisals, environmental surveys, legal fees and other costs customarily incurred in connection with such financing; and (f) leasing brokerage commissions based on the portion of rentals attributable to the amortization of the LESSOR's payment of the Allowance described in subparagraph 5.3.2 of this Addendum over the Lease Term.

     5.3.1 ESTIMATE FOR TENANT IMPROVEMENT COSTS. Prior to the commencement of construction, LESSOR shall cause the Contractor to make a final selection of the Bids for each Major Trade and LESSOR shall provide final estimates of all other Tenant Improvement Costs ( "Estimated Tenant Improvement Costs "). LESSOR shall provide LESSEE written notice of such Estimated Tenant Improvement Costs, which notice will include copies of the Bids for the Major Trades.

     5.3.2 LESSOR'S ALLOWANCE. LESSOR agrees to pay a maximum of One Million Dollars ($1,000,000.00) for the Tenant Improvement Costs ( "Allowance "). The Allowance shall be applied solely to pay the cost of the Tenant Improvements, and under no circumstances shall LESSEE be entitled to any payment on account of any unused portion of the Allowance following completion of the Tenant Improvements and payment of the Tenant Improvement Costs. The amount of any Excess Allowance (as determined in section 1.3 of this Addendum) actually expended for payment of Tenant Improvement Costs shall be the amount used to determine the amount of the Tenant Improvement Allowance Amortization

Charge described in section 1.3 of this Addendum. LESSOR shall pay its share of the Tenant Improvement Costs as construction progresses.

     5.3.3 LESSEE'S PAYMENT/INITIAL CONTRIBUTION. Except for LESSOR's Allowance, LESSEE shall be responsible for the payment of all Tenant Improvement Costs. The amount of LESSEE's initial contribution will be determined based on the Estimated Tenant Improvement Costs, and LESSEE shall pay to LESSOR, as provided in this subsection, an amount equal to the difference between LESSOR's Allowance and the Estimated Tenant Improvement Costs ( "Initial Contribution "). LESSEE shall pay such Initial Contribution to an institutional fund control established by LESSOR for payment of the Tenant Improvement Costs within ten (10) days from LESSOR's notice requesting such payment. Such funds shall be disbursed on a pro rated basis with LESSOR's Allowance based on the percentage of completion of the Tenant Improvements, as reasonably determined by LESSOR.

     5.3.4 FINAL RECONCILIATION. Following completion of the construction of the Tenant Improvements, LESSOR shall to deliver to LESSEE a final accounting of the Tenant Improvement Costs. If additional amounts are due from LESSEE on account of differences between the Estimated Tenant Improvement Costs and the actual costs incurred, LESSEE shall reimburse LESSOR in the amount of such difference following completion of the construction of the Tenant Improvements and within fifteen (15) days from receipt of a written notice and accounting from LESSOR's accounting. If such final accounting shows that the actual Tenant Improvement Costs are less than the Estimated Tenant Improvement Costs, then LESSEE shall be entitled to a credit in the amount of any excess paid by LESSEE, which credit shall be applied to the next payment of Base Rent then becoming due.

     5.3.5 COSTS ATTRIBUTABLE TO CHANGES. LESSEE will be responsible for payment of any excess Tenant Improvement Costs resulting from any changes to the Work requested by LESSEE or necessitated by government requirements, following LESSOR's approval of the Tenant Improvement Plans. Any such changes shall be subject to LESSOR's approval and LESSEE shall deposit funds with LESSOR to pay such costs within thirty (30) days following notice from LESSOR of the Contractor's estimated cost for any change. If the actual cost of the change is less than the estimate, LESSOR shall refund the difference to LESSEE upon LESSEE's occupancy, and if the actual cost is more than the estimate, LESSEE shall pay the difference within thirty (30) days of a notice from LESSOR documenting such actual costs.

     5.3.6 INSPECTION OF RECORDS/LESSOR'S DUTY TO NOTIFY LESSEE OF COST OVERRUN. LESSEE, or its designated representative, shall have the right during the course of performance of the construction of the Building Shel and the Tenant Improvements and in connection with the final reconciliation of the Tenant Improvement Costs as provided in subsection 5.3.4 of this Addendum to a reasonable review of books and records maintained by LESSOR and Contractor relating to such costs. Such right of inspection is exercisable on reasonable written notice to LESSOR and during the regular business hours of LESSOR or Contractor, whichever is applicable. LESSOR shall cause Contractor to notify LESSEE of any material increase in the Tenant Improvement Costs over and above of Estimated Tenant Improvement Costs within ten (10) days from the date Contractor has actual knowledge of the increase, which in the cases of the Major Trades shall be the date Contractor receives written notice of any extra claim by a subcontractor or supplier, and in the case of an Excusable Event (as defined in section 5.4.5.1 of this Addendum, the date Contractor first learns of the Excusable Event, and if LESSOR fails to so timely notify LESSEE, LESSOR, not LESSEE shall be responsible for the extra cost of any work performed earlier than ten (10) days prior to the date of Contractor's notice under this section.

     5.4 CHANGE ORDERS. LESSEE shall have the right to, from time to time, submit to LESSOR any written requests for reasonable changes or additions to the Tenant Improvements desired by the LESSEE in such detail as LESSOR may reasonably require in accordance with the requirements and procedures in this section ( "Change Order "); subject to the limitations in subsection 5.4.6 of this Addendum. The term "Change Costs " shall mean the net increase (after taking into account any savings from any Change Order or prior Change Orders), if any, in the actual out-of-pocket cost, including, without limitation, the actual construction costs attributable to a Change Order, including Contractor's "markup ", and any costs incurred by the LESSOR to design and engineer the Change Order) to be incurred by LESSOR to complete the work associated with the Change Order, including, without limitation, the costs of any demolition, removal or reconfiguration of completed work, mobilization and de-mobilization charges of subcontractors, overhead and profit allowance to subcontractors, restocking, pickup and redelivery charges of suppliers, costs of government permits and/or additional inspections caused by such change, Contractor's additional supervision and general conditions costs and additional interest or other financing charges attributable to the period of any Change Delay caused by such Change Order. The term "Change Delay " means the period that Substantial Completion of the Tenant Improvements is delayed on account of any Change Order, which shall be calculated without regard to the Contractor's acceleration of the work and/or other extraordinary measures to mitigate such delay, and such delay period shall include the time reasonably required for processing of the Change Order, for any demolition, removal or reconfiguration of completed work, mobilization and de-mobilization of subcontractors and Contractor's forces, ordering, restocking, pickup and redelivery of materials from suppliers, the time required for completion of the work actually changed by the Change Order, the time required to obtain any additional government approvals or inspections of such changes and the period of time that LESSEE delays making any payment due under this section
5.4 of this Addendum.

     5.4.1 TENANT IMPROVEMENTS. If LESSEE desires to change the Tenant Improvements, whether before the completion of the Final TI Plans or during the course of construction, then LESSEE shall submit a Change Order to LESSOR. LESSOR shall reasonably approve any such Change Order, except that

LESSOR shall have the absolute right, in its sole discretion to disapprove a Change Order as provided in subsection 5.4.6 of this Addendum.

     5.4.2 LESSOR'S RESPONSE. Within fifteen (15) days after LESSOR's receipt of a Change Order from LESSEE, LESSOR shall determine and provide written notice ( "Change Order Response ") to LESSEE setting forth (a) Contractor's good faith estimate of the Change Costs (as defined above), if any, associated with such proposed Change Order; and (b) a good faith anticipated length of any Change Delay (as defined above), if any, in completing the Tenant Improvements as a result of such proposed Change Order; provided, however, if LESSOR does not approve the changes requested in the Change Order, then in lieu of the information required under preceding clauses (a) and (b), LESSOR's Change Order Response shall state in detail the reasonable grounds for such disapproval pursuant to section 5.4.6 below.

     5.4.3 NOTICE TO PROCEED. Within five (5) days after delivery of the Change Order Response, LESSEE shall give to LESSOR written notice to proceed with the Change Order ( "Notice to Proceed ") if LESSEE desires to proceed with such Change Order. If LESSEE fails to give such Notice to Proceed to LESSOR within such period of time, LESSEE shall be deemed to have elected not to proceed with the Change Order. LESSEE's Notice to Proceed with the Change Order shall constitute the agreement by LESSEE to pay to LESSOR the Change Cost and to accept the associated Change Delay as a LESSEE Delay for all purposes of this Lease. Following the Notice to Proceed, LESSOR shall promptly revise the Final Plans and/or the TI Plans, as applicable, to incorporate the Change Order and proceed to complete the Improvements in accordance with the Change Order.

     5.4.4 INTERIM WORK. LESSOR shall continue with the construction of the work in accordance with the Final TI Plans (taking into account any prior approved Change Orders for which a Notice to Proceed has been received) notwithstanding LESSEE's delivery of a Change Order and pending LESSEE's
delivery of the Notice to Proceed.   Any additional costs associated with the
removal, demolition or reconfiguration of such interim work shall be included in the Change Costs and any additional time associated with the removal, demolition or reconfiguration of such interim work shall be included in the Change Delay.

     5.4.5 PAYMENT OF CHANGE COSTS. LESSEE will be responsible for payment of the actual Change Costs resulting from any Change Order, provided LESSOR'S good faith estimate of Change Costs included in the Change Order Response shall be binding on LESSOR except to the extent of (a) any Change Costs attributable to Change Delays the duration of which was not reasonably determinable as of the time of LESSOR's Change Order Response, and/or (b) any Excusable Event Cost attributable to a Change Order. LESSEE shall pay the amount of such Change Costs in the same manner and in accordance with the same procedure as LESSEE's Initial Contribution for Tenant Improvements is
payable under section 5.3.3 of this Addendum.   The actual Change Costs shall
be accounted for in the Final Accounting described in section 5.3.4 of this Addendum, and any variance between the estimate and the actual Change Costs (to the extent that LESSOR is not bound by the estimate stated in the Change Order Response as provided in this section) shall be adjusted in the same manner as LESSEE's Initial Contribution for Tenant Improvements.

     5.4.5.1 "EXCUSABLE EVENT COST " DEFINED. The term "Excusable Event Cost " means any increase in Tenant Improvement Costs which result from or are caused by an Excusable Event " and the term "Excusable Event " means (a) fire, earthquake or other unavoidable casualties, Acts of God, war, national emergency or inclement weather conditions not reasonably anticipatable, (b) extraordinary or unusual governmental action other than usual permit and inspection procedures, (c) the discovery and/or remediation of any unknown or concealed conditions affecting the Premises, (d) general area-wide labor or material shortages or labor disputes (such as strikes or lockouts), (e) any LESSEE Delay, (f) any other causes not the fault of LESSOR or the Contractor, and/or (g) costs or expenses attributable to delays in construction resulting from any of the causes described in preceding clauses (a) through (g); provided, however, insurance proceeds from the typical builder's risk insurance actually collected by LESSOR or Contractor on account of such an Excusable Event shall be applied to reduce any amount payable by LESSEE on account of such an Excusable Event Cost.

     5.4.6 LESSOR'S APPROVAL. LESSOR's approval of all Change Orders shall be required. LESSOR agrees not to unreasonably withhold its approval of a Change Order; provided, however, LESSOR shall have the absolute right of disapproval, in its sole discretion, of any Change Order affecting improvements which (a) alter or otherwise affect any structural component of the Building, (b) reduce the Rentable Square Feet of the Premises, (c) are visible from the exterior of the Building, or (d) consist of Mandatory Improvements. If LESSOR disapproves any Change Order, such disapproval shall be set forth in the Change Order Response and if LESSOR fails to state such disapproval within the given time frame, LESSOR shall be deemed to have approved the Change Order. If LESSOR properly disapproves a Change Order, then the proposed change shall not be made, provided that LESSEE shall have the right to resubmit new Change Order in accordance with the procedures provided in this section 5.4 to take in order to eliminate the grounds for LESSOR's disapproval.

     5.4.7 AUTHORIZED REPRESENTATIVES. The only person authorized to issue Change Orders on behalf of LESSEE are Greg Horton, President or Kirk Waldron, CFO. ( " Authorized Representatives "), unless such Authorized
Representatives designates any other person(s) as additional Authorized Representative by giving LESSOR or Contractor written notice of such authority.

     5.4.8 "SUBSTANTIAL COMPLETION " DEFINED. The term "Substantial Completion " means the date upon which LESSOR reasonably satisfies all of the following requirements: (a) the construction of the applicable the Tenant Improvements are substantially completed, subject only to minor corrective work which does not materially affect or limit LESSEE's use of the Premises; provided, LESSOR shall complete any such minor work within thirty (30) days following Substantial Completion; (b) LESSOR has procured a certificate of occupancy (whether temporary or permanent) or other applicable permit permitting LESSEE's immediate use and occupancy of the Premises; and (c) LESSOR has given LESSEE written notice stating that such Substantial Completion has occurred and that the Premises are available for LESSEE's
immediate possession and occupancy ( "Notice of Possession ").   It is
expected that Substantial Completion will occur prior to the Commencement Date as more particularly provided in section 3.1 of this Addendum.

     6.     SPECIAL PROVISIONS REGARDING HAZARDOUS MATERIALS.
Notwithstanding the provisions of Paragraph 6 of the Lease, LESSOR is not making any representation, warranty or agreement concerning the absence of Hazardous Substance contamination of the Premises and LESSOR shall not have any responsibility or liability with respect to any Hazardous Substance contamination. LESSEE is assuming all risk of loss arising from the presence of any Hazardous Substance contamination, whether existing now or in the future.

     7. USE OF PREMISES. LESSEE shall be solely responsible for determining that the Premises are suitable and feasible for LESSEE's intended use and for determining all Applicable Requirements. LESSOR, by giving its consent to any use, shall not be deemed to warrant that such use is permissible under the Applicable Requirements nor shall such consent constitute a waiver of any other condition or requirement of this Lease and under no circumstance whatsoever shall LESSOR have any liability to LESSEE (nor shall the validity of this Lease be effected) if it is determined that any intended use is not permitted or is in some manner subject to restrictions or limitations.

     7.1 EXCEPTION/HAZARDOUS MATERIALS. Without limiting LESSEE's obligations under Paragraph 6 of the Lease regarding compliance with Hazardous Substance Laws, LESSEE has completed and delivered to LESSOR a Hazardous Materials Questionnaire in the form as set forth in EXHIBIT "5 " annexed to the Lease, which LESSOR may use for filing with applicable government authorities in the event that LESSOR is required to make any such filing. Within fifteen (15) days of a written request by LESSOR, LESSEE agrees to complete and deliver to LESSOR an updated Hazardous Materials Questionnaire. Notwithstanding any other provisions of the Lease, LESSEE shall not use or otherwise engage in any activity upon the Premises that would constitute a Reportable Use as defined in Paragraph 6.2(a) of the Lease or otherwise significantly increase the risk of and/or potential severity of contamination of Hazardous Substances, without LESSOR's prior written consent, in its sole discretion, including, without limitation, engaging in any business primarily involving the transport, storage, processing, packaging or manufacture of Hazardous Substances or the installation of any underground storage tank(s).

     7.2 NO INSURANCE RATED ACTIVITIES. LESSEE shall not commit any acts on the Premises, nor use the Premises in any manner that will (a) cause the cancellation of any fire, liability, or other insurance policy insuring now or in the future insuring the Premises or any portion of the Premises, or (b) cause any required deductible to exceed the amount permitted by LESSOR's lender,.

     7.3 DISPOSAL OF WASTE. LESSEE shall lawfully dispose of all sanitary sewage and not use the sewage disposal system of the Premises (a) for the disposal of anything except sanitary sewage, (b) in excess of the amount reasonably contemplated by the uses permitted under the Lease, or (c) in excess of the amount permitted by any Applicable Laws.

     8.     ADDITIONAL PROVISIONS REGARDING REMOVAL OF PERSONAL PROPERTY.
For all purposes of the Lease (including Paragraph 7.4 of the Lease), the Tenant Improvements shall constitute "Alterations and Utility Installations " and, unless LESSOR otherwise elects, shall become the property of LESSOR and shall not be removed by LESSEE upon expiration or earlier termination of the Lease. The term "Personal Property " means trade fixtures, personal property, inventory, business equipment and furnishings supplied, owned or leased by LESSEE, including, without limitation, components of LESSEE's telephone system, computer and computer network systems and security systems; provided, however, cabling and conduits for such systems shall not be removed by LESSEE and shall be surrendered with the Premises upon expiration or termination of the Lease. Notwithstanding any other provision, LESSEE may not remove any property, including any Personal Property, if such removal would cause material damage to the Premises, unless such damages can be and are repaired by LESSEE. Furthermore, LESSEE shall repair any damage to the Premises caused by LESSEE's removal of any such Personal Property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by LESSEE, reasonable ordinary wear and tear excepted. The provisions of Paragraph 7.3 of the Lease shall apply to any restoration work under this section the same as if the restoration was an Alteration or Utility Installation.

     8.1 FAILURE TO REMOVE PERSONAL PROPERTY. If LESSEE shall fail to remove any Personal Property which it is entitled to remove under this Lease prior to termination or expiration of this Lease, then LESSOR may retain ownership of such property or may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law, without further notice or liability to LESSEE. Notwithstanding any other provision, upon the expiration or earlier termination of the Lease, other than a termination on account of LESSEE's Breach, LESSOR will give LESSEE three (3) days notice prior to the disposal of any Personal Property left on the Premises by LESSEE so that LESSEE can enter Premises within such three (3) day period and retrieve such Personal Property. All Personal Property left after such three (3) day period shall be deemed abandoned by LESSEE.

     8.2 LEASE/SECURITY INTEREST FILING. In the event LESSEE shall lease or finance the acquisition of Personal Property utilized by LESSEE in the operation of LESSEE's business, LESSEE warrants that any Uniform Commercial Code financing statement executed by LESSEE will upon its face or by exhibit clearly indicate that such financing statement is applicable only to Personal Property of LESSEE specifically described in the financing statement that is subject to removal on the expiration or earlier termination of this Lease.
In no event shall the address of the Building (or other information identifying the Premises) be furnished on the financing statement without qualifying language as to applicability of the lien only to Personal Property of LESSEE described in the financing statement. Should any holder of a security agreement executed by LESSEE record or place of record a financing statement which appears to constitute a lien against any interest of LESSOR in the Premises, LESSEE shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to LESSOR to facilitate LESSOR's being in a position to show such lien is not applicable to any interest of LESSOR, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of LESSOR in the Premises.

     9. LESSOR'S INDEMNITY OBLIGATION. Notwithstanding the exemption from LESSOR's liability provided in Paragraph 8.8 of the Lease, LESSOR agrees to indemnify, defend and hold harmless LESSEE from any loss, damage, cost or expense (including reasonable attorneys' fees and legal expenses) suffered or incurred by LESSEE as a result of any personal injury or property damage caused by LESSOR's employees, agents or contractor while such employees, agent or contractors are present on the Premises.

    10. ADDITIONAL INSURANCE PROVISIONS. The provisions of this section supplement the provisions of Paragraph 8 of the Lease, provided in the event of any inconsistency, the provisions in this section shall supersede and control.

    10.1 ADJUSTMENT OF LESSEE'S LIABILITY INSURANCE. The liability insurance to be maintained by LESSEE in accordance with Paragraph 8.2 of the Lease shall be subject to increase no more frequently than each three (3) Lease Years as reasonably determined by LESSOR's insurance advisor taking into account prevailing industry practices for similar businesses; provided, however, in no event shall the amount of the required insurance exceed Five Million Dollars ($5,000,000.00) during the Original Term of the Lease.

    10.2 LIMITATION ON WAIVER OF SUBROGATION. As between LESSOR and LESSEE, the waiver and release set forth in Paragraph 8.6 of the Lease shall only apply to the extent of the actual amount of the insurance proceeds received.

    10.3    SPECIAL DEDUCTIBLE/EARTHQUAKE INSURANCE.  In addition to the
"All Risk " insurance coverage for the Premises described Paragraph 8.3 of the Lease, LESSEE shall maintain earthquake insurance coverage if required by LESSOR's lender, and such insurance shall be subject to reasonable deductibles in accordance with industry practices in the locale as reasonably determined by LESSOR's professional insurance advisor. LESSEE shall be responsible for payment of any premiums for such insurance and LESSOR shall be responsible for payment of any such deductible amounts in the event of damage or destruction of the Premises from earthquake; provided, LESSEE, shall be responsible for any deductibles on any of the other property insurance.

    11.     ADDITIONAL PROVISIONS REGARDING ASSIGNMENT/SUBLEASE.  This
section includes provisions that modify and/or supplement the provisions of Paragraph 12 of the Lease concerning the assignment and subletting of the Premises. Except as expressly set forth in subsections 11.1 to 11.3 of this Addendum, the provisions of Paragraph 12 of the Lease shall be enforced in accordance with their terms.

    11.1 AFFILIATE TRANSACTION. Subject to compliance with Paragraph 12.2 of the Lease and the requirements of sections 11.1.1 to 11.1.4 of this Addendum, LESSOR's consent to an Affiliate Transaction shall not be required, and the provisions of Paragraph 12.1(d) of the Lease shall not apply to an Affiliate Transaction so long as LESSEE is not otherwise in Default under this Lease at the time of the proposed transaction. The term "Affiliate

Transaction " means (a) any assignment or sublease to an entity controlling, controlled by or under common control with LESSEE; or (b) any assignment resulting from a bona fide consolidation, merger or purchase of substantially all of LESSEE's assets; provided, however, any such assignment or sublease shall not release or otherwise affect LESSEE's liability for its obligations under the Lease.

    11.1.1 NOTICE AND TRANSFER DOCUMENTATION TRANSACTION. Any Affiliate Transaction shall comply with all conditions and requirements in this section
11.1.1. No later than ten (10) days following the consummation of an Affiliate Transaction, any assignee or sublessee shall (a) execute and deliver to LESSOR a copy of this Lease to confirm such assignees or sublessee's assumption of any and all obligations of LESSEE under this Lease, and (b) deliver to LESSOR, Transfer Documentation as described in clauses
(a), (b) and (c) of section 11.2.2 of this Addendum.

    11.1.2 ADDITIONAL REQUIREMENTS. In the case of an Affiliate Transaction described in clause (b) of section 11.1 of this Addendum, in addition to compliance with the requirements in section 11.1.1 of this Addendum, such assignee or sublessee, shall: deliver to LESSOR the additional Transfer Documentation as described in clause (d) of section 11.2.2 of this Addendum evidencing satisfaction of the Financial Standard (as defined below) to qualify as an Affiliate Transaction. The term "Financial Standard " means:
(i) immediately prior to and after the sale and transfer of assets or stock to such the assignee or sublessee, such assignee or sublessee has a net worth, determined in accordance with generally accepted accounting principles, which exceeds $5,000,000.00; and (ii) for the fiscal year immediately preceding the sale and transfer of such assets or stock such assignee or sublessee has realized a net profit, determined by generally accepted accounting principles consistently applied, of not less then $1,000,000.00 If the proposed assignee or sublessee does not satisfy such Financial Standard than such transaction shall not constitute an Affiliate Transaction and shall require LESSOR's consent in accordance with section
11.2 of this Addendum.

    11.1.3 NO CHANGE IN HAZARDOUS SUBSTANCE USE. In order to qualify as an Affiliate Transaction, the assignee's or sublessee's use of the Premises shall not materially increase the risk of contamination of any Hazardous Substance from the risk presented by LESSEE's use of the Premises as determined by a qualified environmental consultant designated by LESSOR.

    11.1.4 NON-COMPLIANCE/DEFAULT. If a purported Affiliate Transaction does not comply with all requirements and conditions for a qualified Affiliate Transaction, such transaction shall require LESSOR's consent in accordance with the procedures in section 11.2 of this Addendum and the occurrence of such transaction without such consent shall constitute a Default under this Lease.

    11.2 NON-AFFILIATE TRANSACTIONS. The provisions in this section are in addition to the provisions of Paragraph 12 of the Lease, provided such provisions do no apply to an Affiliate Transaction except as stated in section 11.1 of this Addendum.

    11.2.1 PRESUMPTION OF REASONABLENESS. To the extent that the Lease provides for LESSOR's reasonable consent to an assignment or sublease of the Lease, LESSEE acknowledges and agrees that LESSOR shall be conclusively deemed to have reasonably withheld such consent if (a) a proposed assignee does not comply with the Financial Standards described in section 11.1 of this Addendum as of the date of the proposed assignment or sublease, or (b) the assignee's or sublessee's use of the Premises would materially increase the risk of contamination of any Hazardous Substance from the risk presented by LESSEE's use of the Premises as determined by a qualified environmental consultant designated by LESSOR. LESSEE shall be responsible for the fees of such consultant. Nothing in this section shall be construed or applied to restrict LESSOR from withholding its consent for other reasonable grounds, and this provision is included solely to provide LESSOR the benefit of the conclusive presumption with respect to one or both of the above described conditions.

    11.2.2 "TRANSFER DOCUMENTATION " DEFINED. The term "Transfer Documentation " means and includes the following documentation, which shall be certified in writing as true, correct and complete by the LESSEE and any assignee or sublessee: (a) the name, address, telephone number and responsible representative of the assignee or sublease; (b) written reports, government filings and other relevant documentation, if any, describing the extent of the use of Hazardous Substances in assignee's or sublessee's general business operations, and, if different, the use of the Premises proposed by assignee or sublessee; (c) all written contracts and agreements, including lease assignments, signed between LESSEE (or any of its affiliates) and the assignee or sublessee relating to or in any way concerning the assignment or subletting or any contemporaneous transaction, which, in the case of a purported Affiliate Transaction, such contracts and agreements must evidence that the assignment or sublease conform to all requirements of an Affiliate Transaction; and (d) audited financial statements, prepared by a certified public accountant or equivalent, for the last three (3) years of assignee's operation, including balance sheet, income statements and any other statements prepared in the ordinary course of assignee's or sublessee's operations.

    11.2.3 TIME FOR CONSENT. LESSOR shall give LESSEE written notice of its consent or refusal to consent to a proposed assignment no later than forty five (45) days following receipt from LESSEE of the last of the Transfer Documentation and LESSEE's payment under Paragraph 12.2(e) of the Lease (
"LESSOR's Notice ").   If LESSOR does not timely give LESSOR's Notice, LESSOR
shall be deemed to have given its consent to the assignment as disclosed in the Transfer Documentation.

    11.2.4 RIGHT OF FIRST REFUSAL. In the event LESSEE desires to assign this Lease or enter into a Major Sublease of the Premises other than in an Affiliate Transaction, LESSOR shall have a period equal to the period for LESSOR to consent or not consent under section 11.2.3 of this Addendum ( "Election Period ") to notify LESSEE of LESSOR's election to terminate this Lease as to the entire Premises, in which event Tenant shall be released from all further obligations under the Lease and LESSOR shall be free to enter into a new lease with the proposed assignee or sublessee; provided, however, in the case of a Major Sublease, such termination shall only apply with respect to the portion of the Premises subject to such sublease and this Lease shall remain in full effect with respect to the remaining portion o the Premises. The provisions of this section apply regardless of whether or not LESSOR agrees to consent to such transfer. The term "Major Sublease " means a sublease (a) for 25% or more of the Rentable Square Footage of the Premises then used by LESSEE taking into account any prior sublease(s) for a term of (a) three (3) years or more, or (b) if the remaining Term of the Lease is less than five (5) years, then substantially all of the remaining Term of the Lease. If LESSOR does not give LESSEE notice of its election to exercise its right to terminate all or a portion of the Lease as provided in this provision on or before expiration of the Election Period, then LESSOR's rights under this section shall expire with respect to the proposed transaction and the provisions of section 11.2.5 below shall apply.

    11.2.5  RENT ADJUSTMENT.   If LESSEE subleases the Premises (regardless
of whether such sublease is consented to by LESSOR) and, if applicable, LESSOR does not elect to terminate the Lease in accordance with section
11.2.4 of this Addendum, the Rent due under this Lease shall be automatically increased as follows: (a) in the case of a Major Sublease, in an amount equal to fifty percent (50%) of the Net Profit (as defined below) received by LESSEE from such sublessee; or (b) in the case of a sublease other than a Major Sublease, in an amount equal to twenty five percent (25%) of the Net Profit (as defined below) received by LESSEE from such sublessee. "Net Profit " shall mean the excess in Base Rent or other consideration received by LESSEE ( "Excess Rent ") for the portion of the Premises sublet, over the Base Rent and other Rent payable by LESSEE to LESSOR for such portion of the Premises, after deducting: (i) reasonable brokerage commissions actually paid by LESSEE for such, and (ii) the actual out-of-pocket costs incurred by LESSEE to pay for new tenant improvements required by the subtenant, each deducted from the Excess Rent at a rate determined by (aa) dividing the total amount expended by LESSEE for such commissions and new tenant improvements,
(bb) by the number of months of the term of the Sublease, and (cc) the resulting quotient shall equal the amount deducted monthly from the Excess Rent to determine the amount of the monthly Net Profit. Such amounts shall be due and payable within fifteen (15) days from LESSEE's receipt. In the event of subletting of only a portion of the Premises, in calculating whether the rent received by LESSEE exceeds the Rent payable under this Lease, the Rent payable under the Lease shall be prorated according to the Rentable
Square Feet subject to the sublease.   In the case of a permitted assignment,
LESSOR's only right is to elect to terminate the Lease in accordance with section 11.2.4 above, and if LESSOR does not elect to terminate the Lease, no adjustment in Rent shall be made under this section on account of such assignment. In no event shall the Rent due under the Lease be reduced as a result of the operation of this section.

    11.3 NO RELEASE OF LIABILITY. Notwithstanding any subletting or assignment, LESSEE shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by LESSEE, except as provided in section 11.2.4 above. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. To the extent that LESSEE may contend that its is a surety or guarantor of the obligations of the assignee or sublessee in contravention of the provisions of this section, LESSEE freely, voluntarily and unconditionally waivers and release any and all defenses of a surety or guarantor, including, without limitation, rights, defenses or benefits which might otherwise be available to any surety guarantor under California Civil Code sections 2787 through 2855, inclusive, 2899 and 3433, and California Code of Civil Procedure sections 580a, 580b, 580d and 726, and any successor or replacement sections.

    11.4 SUBLEASE. In addition to the provisions of Paragraph 12.3 of the Lease, any sublease of the Premises shall be subject and subordinate to the provisions of this Lease and LESSOR shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the sublease, including, without limitation, any provisions that may be inconsistent with the terms of this Lease, including, without limitation, any provisions providing for (a) a term of the sublease extending beyond the Term of this Lease, (b) any right to renew or extend the term of the sublease for a period extending beyond the Term of this Lease, or (c) the transfer of any rights or benefits under in this Lease that expressly provide that they are personal to LESSEE or not transferable. The sublease shall terminate upon any termination of this Lease, subject to the right of LESSOR, in its sole discretion, to require the subtenant to attorn to LESSOR as provided in Paragraph 12 of the Lease and section 11.4.1 of this Addendum. LESSOR shall no have any duty or obligation to inspect or review the terms and conditions of any sublease and/or advise or notify subtenant of any such terms or conditions that are inconsistent with the provisions of this Lease. LESSOR, by giving its consent to a sublease as provided in this Lease, shall not be construed or applied to make LESSOR a party to the sublease and, except as otherwise expressly provided in this Lease, no contractual relationship shall exist between LESSOR and subtenant notwithstanding that LESSOR shall have the right to elect to enforce the terms of the sublease against subtenant and requiring payment of the rent due under the sublease directly to LESSOR as provided in Paragraph
12.3 of the Lease.
    11.4.1 ADDITIONAL PROVISIONS REGARDING SUBTENANT ATTORNMENT. The provisions of this section are intended to supplement the provisions of Paragraph 12.3(b) granting LESSOR the right, in its discretion, to require any subtenant to attorn to LESSOR. In event LESSOR elects to require such attornment, LESSOR shall undertake the obligations of the sublessor under the sublease, provided LESSOR shall not (a) be liable for any prepayment of rent or any security deposit paid by subtenant, except to the extent that LESSOR is then in possession of any portion of any prepaid rent or security deposit,
(b) be liable for any previous acts or omissions of LESSEE under the sublease, (c) be subject to any defenses or offsets which such subtenant may have against LESSEE on account of any act, omission, transaction or occurrence, (d) be required to complete construction of any tenant improvements and/or provide pay for any portion of such tenant improvements, or (e) be bound by any changes or modifications made to the sublease made without the written consent of the LESSOR.
    12. No Restriction on LESSOR'S Remedies. In the event that LESSEE commits a Breach of the Lease by failing or refusing to take possession of the Premises and commencing payment of the Rent, nothing in the Lease is intended to nor shall it be applied to restrict any rights or remedies that LESSOR may have on account of such Breach, including, without limitation, LESSOR's entitlement to recover consequential and incidental damages from LESSEE on account of such breach. LESSEE acknowledges that it is aware that, based upon LESSEE's inducement in entering into this Lease, LESSOR is making a substantial investment of its own funds and creditworthiness to develop the Building, and, in the event of such Default by LESSEE, LESSOR will suffer substantial damages and losses, including lost profits and loss of use of its invested funds and credits and potential loss of its creditworthiness and business reputation.

    13.     [THIS SECTION INTENTIONALLY OMITTED]

    14. ADDITIONAL PROVISIONS REGARDING TENANCY STATEMENT. In addition to the information required under Paragraph 16 of the Lease, LESSOR may also require that LESSEE certify to the absence of any violations of any Hazardous Substance Laws and require that LESSEE provide and certify to an updated Hazardous Materials Questionnaire. In addition, in lieu of the form of the Estoppel Certificate described in Paragraph 16 of the Lease, LESSOR shall have the right, at its election, to require LESSEE to deliver an Estoppel Certificate in the form of the Estoppel Certificate annexed to this Addendum as EXHIBIT "6 " and LESSEE agrees to execute and deliver to LESSOR from time to time as requested by LESSOR.

    15. PROHIBITION AGAINST RECORDATION. LESSEE shall not record nor attempt to record this Lease or any memorandum referencing its option rights. Upon expiration or termination, LESSEE agrees, if requested by LESSOR, to execute, acknowledge and deliver a quitclaim deed to LESSOR within five (5) days from such request together with such additional documents required by any title company to further evidence the lack of any further right of LESSEE to any leasehold interest in the Premises.

    16. ADDITIONAL PROVISIONS REGARDING SUBORDINATION/NON-DISTURBANCE. Without limiting the generality of LESSEE's obligations under Paragraph 30 of the Lease, LESSEE approves the form of the Subordination, Nondisturbance and Attornment Agreement annexed to the Lease as EXHIBIT "7 " for use in connection with any of LESSOR's financing of the Building, which may, if elected by LESSOR, be used in lieu of the form described in Paragraph 30 of the Lease. LESSEE agrees to execute, acknowledge and deliver to LESSOR from time to time as requested by LESSOR, such documents in favor of LESSOR's lender(s) within ten (10) days of LESSOR's request and the failure to timely provide such documentation shall constitute a non-curable Default under this Lease.

    17. SIGNAGE. If permitted by Applicable Requirements, LESSEE shall be entitled to one sign displaying its name on the exterior facade of the building immediately in front of the entrance to the premises and a monument sign near the parking lot entrance, All installation and maintenance signage costs will be born by the LESSEE. LESSEE shall be responsible for, at its expense, causing all signage to be permitted by the City of Moorpark and conform to any other Applicable Requirements.

    18. CORPORATE RESOLUTION. Within ten (10) days of Lease execution, LESSEE shall provide LESSOR with a certified copy of a Corporate Resolution authorizing the person(s) designated below to execute this Lease on the behalf of LESSEE and thereupon become a binding contractual obligation of LESSEE.

    19. INTERPRETATION. Each party acknowledges that the terms of this Lease have been negotiated and that any rule of construction or interpretation of a written document against the draftsperson shall not apply to the interpretation or application of this Lease. If any provision of this Lease is determined, by a court of competent jurisdiction to be illegal or unenforceable, such provision shall be deemed to be severed and deleted, and neither such provision, its severance nor deletion shall affect the validity of the remaining provisions of this Lease so long as the primary consideration and rights intended to be afforded each party are preserved.

    20. PROTECTION OF AFFILIATES. Whenever in this Lease a party is obligated to indemnify, defend and/or hold harmless another party, such obligation to provide indemnification shall be deemed to include indemnification of the officers, directors, shareholders, partners, members and agents of the party entitled to indemnification, who are expressly declared to be third party beneficiaries of this Lease for purposes of the enforcement of such indemnification rights.

    21. ENTIRE AGREEMENT. This Lease, including the Addendum together with all exhibits annexed to this Addendum and other agreements expressly referred to herein, constitutes the entire agreement between the parties with respect to this Lease. All prior or contemporaneous agreements, understandings, representations, warranties and statements, oral or written, are superseded, and neither party shall have any right to rely on such agreements, understandings, representations, warranties and statements in entering into this Lease.

    22. INDEMNIFICATION. Whenever in this Lease, a party is obligated to indemnify, defend and hold harmless another party, such obligation to provide indemnification specifically includes, but is not limited to, the obligation to pay reasonable attorneys' fees and other legal expenses to the attorney reasonably retained by the party obligated to provide such indemnification on a continuing basis and upon submission of as such attorneys' fees and legal expenses are incurred. The attorney retained by the party obligated to provide indemnification shall be qualified and experienced in the field of law which is the subject of the action and shall be subject to the reasonable approval of the party entitled to indemnification.

    23. OPTION TO PURCHASE. Subject to the provisions of Paragraph 39 of the Lease, LESSOR grants to LESSEE an option ( "Option Right ") to purchase the Premises during the Option Period (as defined below) for the Purchase Price (as defined below) in strict accordance with all terms, conditions and requirements set forth in this section 23 and on the terms and conditions set forth in the Real Estate Purchase and Sale Contract and Joint Escrow Instructions annexed to the Lease as EXHIBIT "8 " ( "Sale Contract "). Any words or phrases constituting defined terms in the Sale Contract shall have the same meaning and effect when used in this Addendum. Except for the Option Right expressly granted in this section 23, LESSEE shall not have any other right or entitlement to purchase the Premises or any interest in the Premises.

     23.1 "OPTION PERIOD " DEFINED. The phrase "Option Period " means the period of time during which the Option Right is exercisable, which is the period beginning at the start of the sixth Lease Year and expiring sixty (60) consecutive days thereafter and such Option Period shall not be subject to extension for any reason. The Option Right is not exercisable prior to the start of the Option Period nor after the end of the Option Period. If the Option Right is not timely exercised in accordance with the procedure provided in this section prior to the expiration of the Option Period, the Option Right shall automatically expire without further notice or demand and LESSEE shall have no further right to purchase the Premises.

    23.2 MANNER OF EXERCISING OPTION. The Option Right granted LESSEE may be exercised by LESSEE delivering to LESSOR, before the expiration of the Option Period, written notice of the election to exercise the option ( "Notice of Election "), which Notice of Election shall state that the option is exercised without condition or qualification. A Notice of Election must be accompanied by three (3) copies of a Sale Contract (EXHIBIT "8 ") executed by LESSEE and in which LESSEE shall insert the "Effective Date " in the blank in the first paragraph of the Sale Contract, which shall be the date of delivery of the Notice of Election, which shall be a date prior to the expiration of the Option Period.

    23.3 DETERMINATION OF PURCHASE PRICE. The phrase "Purchase Price " means the total consideration payable by LESSEE to LESSOR for the purchase of the Premises as calculated in accordance with Section 4 of the Sale Contract. LESSEE shall be entitled to have credited to the Purchase Price any unused portion of the Security Deposit (but not any amounts earned by LESSOR as rent) paid by LESSEE to LESSOR in accordance with Paragraph 1.7 of the Lease. In addition to payment of the Purchase Price, LESSEE shall be responsible for payment of any prepayment premium and/or other costs incurred as a result of the early payment by LESSOR of LESSOR's Permanent Loan, as more particularly described in Section 4.8 of the Sale Contract.

    23.4 COMPLETION OF SALE. Upon LESSOR's receipt of the Notice of Election and the three (3) copies of the Sale Contract executed by LESSEE in compliance with subsection 23.2 above, LESSOR shall execute, within five (5) days, the Sale Contract and deliver one (1) executed copy to LESSEE and one
(1) executed copy to the Escrow Agent identified in the Sale Contract. The Sale Contract shall be immediately effective and binding on both LESSOR and LESSEE.

    23.5 TIME OF ESSENCE; FAILURE TO EXERCISE OPTION. Time is of the essence for the parties' performance of their obligations under this
Addendum.   If the Option Right is not exercised in the manner provided in this section 23 before the earlier to occur of (a) expiration of the Option Period, or (b) the termination of the Option Right in accordance with section
23.6 of this Addendum, then such Option Right shall automatically expire or terminate and be of no further force or effect, and LESSEE shall have no further right whatsoever to purchase the Premises and any such expired Option Right may not be revived by any subsequent payment or further action by LESSEE.

    23.6 TERMINATION OF OPTION RIGHTS. In addition to the expiration of the Option Right upon expiration of the Option Period, the Option Right, and LESSEE's entitlement to purchase the Premises, shall be subject to immediate termination, without further notice or demand, upon the occurrence of any of the following events:

     (a) in the event that LESSEE commits any Breach or Material Default under the Lease, including, without limitation, at any time from the date of the Lease through the date of Close of Escrow under the Sale Contract. The phrase "Material Default " means and includes (i) any failure by LESSEE to take possession of the Premises upon the Commencement Date or any repudiation by LESSEE of its obligations under the Lease, (ii) the occurrence of three
(3) or more Defaults in failing to timely pay Rent or other charges payable by LESSEE under the Lease within any twenty four (24) month period, (iii) any Default under Paragraphs 13.1(a),(c),(e) or (f) of the Lease, and (iv) any Default under sections 5.3 or 5.4 of this Addendum in failing to timely pay amounts due LESSOR;

     (b) in the event LESSEE timely gives a Notice of Election and exercises the Option Right, but thereafter LESSEE (i) commits a default under the terms of the Sale Contract by failing to purchase the Premises, or (ii) LESSEE decides not to purchase the Premises and terminates the Sale Contract in accordance with an express right of termination granted LESSEE;

    (c) in the event of any assignment, or attempted assignment, of all or any part of the Option Right; or

     (d) LESSEE's Option Right is terminated as a result of the operation of section 23.7 of this Addendum

    23.7 SUBORDINATE TO LENDER'S INTEREST. The rights of LESSEE under this section are subordinate and inferior to any lender holding a mortgage, deed of trust or other security interest in the Premises. In the event ownership of the Premises is acquired by any such lender of LESSOR, whether by foreclosure, deed-in-lieu of foreclosure or other similar transactions as a result of LESSOR's default on any of its obligations to such lender, or LESSOR's ownership is otherwise divested by any action of such lender, then all of LESSEE's rights under this section 23 shall immediately terminate without further notice or demand.

     23.8 PROHIBITION AGAINST RECORDATION. LESSEE shall not record nor attempt to record this Lease or any memorandum referencing its Option Right. Upon expiration or termination of the Option Right, LESSEE agrees, if requested by LESSOR, to execute, acknowledge and deliver a quitclaim deed to LESSOR within five (5) days from such request together with such additional documents required by any title company to further evidence the lack of any further right of LESSEE to purchase the Premises.

    23.9 CONTINUING VALIDITY OF LEASE/TERMINATION OF LEASE. Except as otherwise expressly provided in this section 23, the terms of the Lease shall continue to govern the terms and conditions for LESSEE's continued occupancy before and during the Option Period, and if LESSEE exercises the Option Right, until the Close of Escrow under the Sale Contract. If LESSEE does not exercise the Option Right, or if LESSEE exercises the Option Right but fails to purchase the Premises in accordance with the Sale Contract, the Lease shall remain in full force and effect, except LESSEE's Option Right shall no longer be deemed a part of the Lease. Upon the Close of Escrow under the Sale Contract, the Lease shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations under the Lease except (a) to the extent the Lease provides for rights and obligations to survive the termination or expiration of the Lease, or (b) if otherwise provided in the Sale Contract.

    23.10 NOT ASSIGNABLE. The Option Right granted in this section 23 is personal to SMTEK, INC. and is not assignable under any circumstances nor subject to exercise by any other person. The Option Right shall be subject to automatic termination in the event of any assignment, or attempted assignment of all or any part of the Option Right.

    24. RIGHT OF FIRST OFFER. During the Original Term and during any Extension Term, LESSEE shall have a Right of First Offer to purchase the Premises strictly in accordance with the terms and conditions of Sections
24.1 to 24.9 of this Addendum.

    24.1 OFFER NOTICE. If LESSOR desires to sell the Premises to a third party ( "Third Party Sale "), LESSOR agrees to provide LESSEE with a written notice ( "Offer Notice ") of LESSOR's intent to sell the Premises before entering into any binding agreement to sell the Premises to a third party. The Offer Notice shall set forth all of the material terms ( "Offer Terms ") of the proposed sale offering.

    24.2 ACCEPTANCE OF OFFER TERMS. LESSEE shall have ten (10) days after the delivery of the Offer Notice described above to elect to purchase the Premises by (a) giving written notice to LESSOR of such election, and (b) executing and delivering to LESSOR within such ten (10) day period written acceptance of the Offer Terms ( "Acceptance Notice "). If LESSEE does not elect to purchase the Premises on the Offer Terms by giving an Acceptance Notice within such ten (10) day period, then LESSOR may thereafter sell the Premises to a third party in accordance with the requirements of Section
24.3 of this Addendum.

    24.3 THIRD PARTY SALE. If LESSEE does not elect to purchase the Premises in accordance with Section 24.2 above, LESSOR shall thereafter be free, for a period of six (6) months from the delivery of the Offer Notice, to sell the Premises to a third party on terms and conditions which do not constitute a Material Deviation from the Offer Terms submitted to LESSEE and otherwise on such terms and conditions as may be agreed upon between LESSOR and such third party ( "Third Party Sale "). The term "Material Deviation " means and refers only to: (a) a sale price that is less than ninety seven and one-half percent (97.5%) of the sale price included in the Offer Terms, or (b) the purchase price is payable other than by cash or cash equivalent upon Close of Escrow. If LESSOR decides to proceed with a Third Party Sale of the Premises on terms and conditions which constitute a Material Deviation from the Offer Terms, or if LESSOR has not entered into a binding contract for a Third Party Sale within six (6) months from the delivery of the Offer Notice and, thereafter, completed the conveyance for such Third Party Sale within nine (9) months from the delivery of the Offer Notice, then LESSOR shall resubmit to LESSEE a new Offer Notice ( "New Offer Notice ") in accordance with the procedure provided in Section 24.1 above, which New Offer Notice shall be on such terms and conditions as determined by LESSOR, and all terms and conditions of this section shall apply to such New Offer Notice, and the time permitted for LESSEE's delivery of an acceptance notice shall be ten (10) days from the delivery of the New Offer Notice.

    24.4 TERMINATION OF RIGHTS. Notwithstanding any other provision, LESSEE's rights under this Section 24 shall automatically terminate and be of no further force or effect in the event LESSOR gives an Offer Notice or New Offer Notice, whichever is applicable, and LESSEE declines to exercise its Right of First Offer and LESSOR closes on a Third Party Sale, and LESSEE shall have no subsequent rights to purchase the Premises, except as provided in Section 24.3 of this Addendum regarding a Material Deviation.

    24.5 LIMITATIONS ON RIGHTS. The Right of First Offer to purchase the Premises shall be exercisable only in strict accordance with the terms and conditions described in this section; provided, however, that all conditions and requirements for the exercise of an Option under Paragraph 39 of the Lease shall apply to LESSEE's entitlement to exercise such Right of First Offer. All of LESSEE's rights under this section shall automatically terminate in the event of the occurrence of a Breach or other event or circumstance consisting a Material Default (as defined in section 23 of this Addendum) either at the time LESSEE would otherwise be required to give an acceptance notice as described in Section 24.2 of this Addendum or during the course of any escrow for the purchase of the Premises.

    24.6 LIMITED APPLICATION. The provisions of this section shall only apply to a transfer of the Premises as a part of an arms-length transaction intended by LESSOR as a Third Party Sale. Nothing in this section shall be construed or applied to require LESSOR to first offer the Premises for purchase by LESSEE as a condition to LESSEE (or any successor) otherwise transferring the Premises or any interest in the Premises in connection with any merger, consolidation, dissolution, reorganization or the similar transaction, or by gift or for consideration other than the payment of money or delivery of a promissory obligation of the purchaser.

    24.7 COOPERATION WITH TAX DEFERRED EXCHANGE. Without limiting the generality of any other provision, LESSOR may include in the Offer Terms a requirement that the purchaser reasonably cooperate with LESSOR to accommodate LESSOR's treatment of the transaction as a tax-deferred exchange under Internal Revenue Code 1031; provided, however, such obligation of cooperation shall not require LESSEE to incur any additional expense, debt, liability or obligation nor delay the date for consummation of the conveyance of the Premises from the period set forth in the Offer Terms on account of such obligation.

    24.8 SUBORDINATE TO LENDER'S INTEREST. The rights of LESSEE under this section are subordinate and inferior to any lender holding a mortgage, deed of trust or other security interest in the Premises. In the event ownership of the Premises is acquired by any such lender of LESSOR, whether by foreclosure, deed-in-lieu of foreclosure or other similar transactions as a result of LESSOR's default on any of its obligations to such lender, or LESSOR's ownership is otherwise divested by any action of such lender, then all of LESSEE's rights under this Section 24 shall immediately terminate without further notice or demand.

    24.9 NOT ASSIGNABLE. The Right of First Offer granted in this section 24 is personal to SMTEK, INC. and is not assignable under any circumstances nor subject to exercise by any other person. The Right of First Offer shall be subject to automatic termination in the event of any assignment, or attempted assignment of all or any part of the Option Right.

    25. NO BINDING OFFER. LESSOR'S SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION AND/OR SIGNATURE BY LESSEE DOES NOT CONSTITUTE AN OFFER TO LEASE, NOR A RESERVATION OF, NOR AN OPTION FOR THE LEASE OF THE PREMISES. THE DOCUMENT SHALL NOT BE BINDING AND IN EFFECT AGAINST EITHER PARTY UNTIL AT LEAST ONE COUNTERPART OF THIS LEASE IS FULLY EXECUTED AND DELIVERED BY LESSOR AND LESSEE.


                                           "LESSOR "

MOORPARK VENTURE L.P.,
a California limited partnership

By:   MANAGING GP, INC.
                                          a California corporation,
                                          Its General Partner

                                          By:
                                          Jeffrey C. Hamann, President


 "LESSEE "

SMTEK, INC.
a California corporation

By:
      /s/ Gregory L. Horton

      Gregory L. Horton, President

By:
      /s/ Mitchell J. Freedman

      Mitchell J. Freedman, Secretary

Triple Net Calculations for Smtek - Moorpark                    06/13/2001
SMTEK - Moorpark

Leased SF                        115,538
Total Bldg. SF                   116,538
Percentage of Project            100.00%

                                                ANNUALLY        MONTHLY       MONTHLY
         DESCRIPTION              ANNUAL       /SF OF BLDG    /SF OF BLDG       NNN
--------------------------------------------------------------------------------------
Property Taxes                 $ 79,056.00    $    0.6842        $0.0570     $6,588.00
Management Fee                 $  8,580.00    $    0.0743        $0.0082     $  715.00
Property Insurance             $  5,545.82    $    0.0480        $0.0040     $  462.15
Utilities:
  Electricity                  $      0.00    $    0.0000        $0.0000     $    0.00
  Telephone                    $      0.00    $    0.0000        $0.0000     $    0.00
  Alarm                        $      0.00    $    0.0000        $0.0000     $    0.00
  Landscape Water              $      0.00    $    0.0000        $0.0000     $    0.00
Security                       $      0.00    $    0.0000        $0.0000     $    0.00
HVAC Maint.                    $      0.00    $    0.0000        $0.0000     $    0.00
Elevator Maint. & Reserve              N/A    $    0.0000        $0.0000     $    0.00
Landscape                      $      0.00    $    0.0000        $0.0000     $    0.00
Roof Replacement Reserve       $  6,000.00    $    0.0519        $0.0043     $  500.00
Painting Reserve               $  1,800.00    $    0.0227        $0.0019     $  150.00
Paving Reserve                 $  4,392.00    $    0.0380        $0.0032     $  368.00
--------------------------------------------------------------------------------------
        TOTAL                  $105,373.82    $    0.9191        $0.0766     $8,781.15
======================================================================================
Per month for SMTEK            $  8,781.15    $    0.0766
--------------------------------------------------------------------------------------


                                  EXHIBIT  "1 "
                              ESTIMATED OPERATING
                                EXPENSES BUDGET

                                                             [STAMP]


HAMANN CONSTRUCTION
475 W. BRADLEY AVE.                                    TELEPHONE: 440-7424
EL CAJON, CA 92020                                           FAX: 440-8914

COST BREAKDOWN                                 112,320 TOTAL BUILDING SIZE
TENANT IMPROVEMENT                              14,000 SQ. FT. OF MEZZANIN
DATED: January 15, 2000                         28,000 SQ. FT. OF OFFICE
       Revised May 29, 2001
JOB:   SMTEK @ Moorpark
FILE:  SMTEK1


ITEM #                  ITEM NAME                    UNIT      PRICE     AMOUNT
--------------------------------------------------------------------------------
   110  DRAWINGS                                     28,000       0.03       840
   112  STRUCTURAL ENGINEER                                                  500
   200  PERMITS (ALLOWANCE)                          28,000       0.20     8,600
   330  DEMO: demising walls                            765      18.00    11,475
        DEMO: office walls                               32      15.00       480
        DEMO: carpet                                 28,000       0.50    14,000
        DEMO: concrete ramps                            180       5.00       900
        DEMO: rails & footings                                               500
   330  DEMO PLUMBING                                     8     175.00     1,400
   430  TEMPORARY UTILITIES                                   BY OWNER
   512  SLAB PATCH                                    4,337       3.00    13,011
   820  OFFICE FRAMING                                   45      18.00       810
   824  STAIRWAY                                          1    3000.00     3,000
   830  DEMISING WALL @ 14'                             600      19.00    11,400
   850  CARPENTRY HARDWARE                                                   150
   899  MISC. FINISH CARPENTRY                       28,000        0.2     5,000
   920  ROOFING Foam                                106,420       1.40   148,988
        Skylights                                        19     425.00     7,650
  1010  PLUMBING                                          8    1200.00     9,600
  1011  PLUMBING: service                                 8     275.00     2,200
  1020  HVAC Service                                                      18,000
        HVAC: demo & safe-out                                              3,000
        HVAC: Rework                                                       5,000
  1030  FIRE SPRINKLERS: safe-out                        20     155.00     3,100
  1034  FIRE EXTINGUISHER                                 8      85.00       680
  1110  ELECTRICAL & PHONE RING                      28,000       0.40    11,200
        ELECTRICAL, safe-out                        106,420       0.05     5,321
        ELECTRICAL, parking lights                  163,240       0.04     6,530
  1310  PAINT: walls; office                         32,420       0.28     9,078
        PAINT: walls, cafe, weld, QC                 18,580       0.28     5,202
        PAINT: Office ceilings                       28,000       0.28     7,840
        PAINT: Mfg. ceilings                         84,320       1.35   113,832
        PAINT: Mfg. walls @ 25 ft.                   57,350       0.26    16,058
        PAINT: Mfg. walls @ 10 ft.                    5,470       0.28     1,532
        PAINT: Mfg. screen wall @ 14 ft.              6,400       0.28     2,352
  1320  DRYWALL                                      22,320       1.35    30,132
  1410  Carpet; allowance                            28,400       2.50    71,000
        VCT; allowance                               64,320       1.00    84,320
  1460  Wallpaper Strip                               2,000       0.60     1,000
  1470  ACOUSTIC CEILING: replace                     3,000       1.25     3,750
  1510  GLASS & GLAZING: replace                         40      16.00       640
        GLASS gaskets                                                      1,000
  1620  OTHER DOORS, FRAMES & H                           1    325,000       325
  1630  Roll-Up Door Service                              3     100.00       300
  1710  TOILET ACCESSORIES                                8     250.00     2,000
  1740  INSULATION; rework                            5,000       0.30     1,500
  1910  AC Paving; Seal and Sand                    163,240       0.05     8,162
        AC Paving; repairs                           20,000       2.50    50,000
        AC Paving; striping                                                1,000
  2000  CLEANUP; CONSTRUCTION                        26,000       0.25     7,000
  2100  TEMPORARY EXPENSE                            26,000       0.12     3,360
  2200  SUPERVISION                                  28,000       0.50    14,000
        Subsistence                                      88      80.00     5,280
        Contingency                                                       50,000
        Environmental Phase II Survey                                     15,000
------  ------------------------------------------  -------   --------   -------
        SUBTOTAL                                                         796,558
        PROFIT & OVERHEAD                                15              119,490
======  ==========================================  =======   ========   =======
        TOTAL                                                            916,088


NOTE: Fire sprinkler design is @ .20/3000. I have concerns that it may be too low for the building use.

                                     EXHIBIT  "2 "
                                    COST BREAKDOWN
                                  TENANT IMPROVEMENT

                                                             [STAMP]


HAMANN CONSTRUCTION
475 W. BRADLEY AVE.                                    TELEPHONE: 440-7424
EL CAJON, CA 92020                                           FAX: 440-8914

COST BREAKDOWN                                 112,320 TOTAL BUILDING SIZE
TENANT IMPROVEMENT                              14,000 SQ. FT. OF MEZZANINE
DATED: January 15, 2000                         28,000 SQ. FT. OF OFFICE
       Revised May 29, 2001
JOB:   SMTEK @ MANDATORY ITEMS
FILE:  SMTEK1 MAND #1


ITEM #                   ITEM NAME                    UNIT     PRICE    AMOUNT
-----------------------------------------------   ----------  -------  --------
   512  SLAB PATCH                                     4,337    3.00     13,011
   920  ROOFING Foam                                 106,420    1.40    148,988
        Skylights                                                             0
  1010  PLUMBING                                                              0
  1011  PLUMBING: service                                                     0
  1020  HVAC Service                                                     18,000
  1510  GLASS & GLAZING: replace                          40   15.00        640
        GLASS: gaskets                                                    1,000
  1630  Roll-Up Door Service                               3   100.00       300
  1710  TOILET ACCESSORIES                                 8   250.00     2,000
  1910  AC Paving: Seal and Sand                     163,240    0.05      8,162
        AC Paving: repairs                            20,000    2.50     30,000
        AC Paving: striping                                               1,000
  2000  CLEANUP: CONSTRUCTION                         28,000    0.05      1,400
  2200  SUPERVISION                                   28,000    0.10      2,800
        Subsistence                                       20   85.00      1,700
        Environmental Phase II Survey                                    15,000
        Elevator Certification                                            1,200
------  -------------------------------------------  -------   ------   -------
        SUBTOTAL                                                        265,201
        PROFIT & OVERHEAD                                 15             39,780
======  ===========================================  =======   ======   =======
        TOTAL                                                           304,981


NOTE: Fire sprinkler design is @ .20/3000. I have concerns that it may be too low for the building use.

SMTEK IS NOT OBLIGATED TO SPEND ANY MONIES ABOVE $304,981
FOR MANDATORY ITEMS WITHOUT THEIR PRIOR WRITTEN CONSENT.            [STAMP]

                                     EXHIBIT  "3 "
                                     SCHEDULE OF
                                   MANDATORY ITEMS

                                                                    [STAMP]

                                       EXHIBITS

Exhibit  "1 "     Legal Description
Exhibit  "2 "     Building Shell Drawings
Exhibit  "3 "     Specifications
Exhibit  "4 "     Triple Net Calculations
Exhibit  "5 "     Cost Breakdown - Tenant improvement
Exhibit  "6 "     Hazardous Materials Questionnaire
Exhibit  "7 "     Estoppel Certificates
Exhibit  "8 "     Subordination, Non-Disturbance, and Attornment Agreement
Exhibit  "9 "     Rules and Regulations

                                                             [STAMP]

                CONSENT TO SUB-LEASE AND SUB-SUB-LEASE,
               NONDISTURBANCE AND ATTORNMENT AGREEMENT AND
                     CONSENT TO TENANT IMPROVEMENTS

     THIS CONSENT TO SUB-LEASE AND SUB-SUB-LEASE, NONDISTURBANCE AND ATTORNMENT AGREEMENT AND CONSENT TO TENANT IMPROVEMENTS ( "Agreement ") is made effective as of September 1, 2001 ( "Effective Date ") by and among MOORPARK VENTURE L.P., a California corporation ( "MVLP "), SMTEK, INC., a California corporation ( "SMTEK "), PARKER-HANNIFIN CORPORATION, an Ohio corporation ( "PARKER-HANNIFIN "), and SWS ASSOCIATES, a California general partnership ( "SWS ") and is made with reference to the following facts, which are a material part of this Agreement:

     A. On January 6, 1984, Metal Bellows Corporation ( "Metal Bellows "), as tenant, entered into a Lease with SWS, as landlord ( "Lease "), for the Premises commonly known and referred to as 200 Science Drive, Moorpark, California ( "Premises "). On May 29, 1986, Metal Bellows merged into PARKER-HANNIFIN and PARKER-HANNIFIN thereby acquired and assumed all of Metal Bellows' rights and obligations under the Lease. Thereafter, PARKER-HANNIFIN and SWS entered into an Amendment to Lease on May 29, 1986 ( "First Amendment ") and a Second Amendment to Lease on August 15, 1992 ( "Second Amendment "). "Primary Lease " means and refers to the Lease, as amended by the First Amendment and Second Amendment. Any words or phrases constituting defined terms in the Primary Lease shall have the same meaning when used in this Agreement, unless the otherwise stated.

     B. PARKER-HANNIFIN and MVLP have entered into that certain Agreement and Escrow Instructions dated May 31, 2001 providing for the purchase of the Premises by MVLP, as amended by a First Amendment dated June 15, 2001, a Second Amendment dated June 29, 2001 and a Third Amendment dated July 13, 2001 (as amended, the "Purchase Agreement ") and PARKER-HANNIFIN has or will be entering into that certain Real Estate Purchase and Sale Agreement and Escrow Instructions dated September 1, 2001 with SWS ( "Owner Sale Contract ") whereby SWS is agreeing to convey title to the Premises to MVLP. Any words or phrases constituting defined terms in the Purchase Agreement or the Owner Sale Contract shall have the same meaning when used in this Agreement, unless the otherwise stated.

     C. Also, concurrently with the execution of the Purchase Agreement, PARKER-HANNIFIN and MVLP are entering that certain Sub-Lease Agreement dated May 31, 2001, as amended by a First Amendment dated July 20, 2001 (as amended, the "Sub-Lease ") providing for MVLP to sublease the Premises from PARKER-HANNIFIN pending the Closing under the Purchase Agreement and the Owner Sale Contract; a copy of the Sub-Lease Agreement is annexed as EXHIBIT "A " to this Agreement.

     D. Also, concurrently with the execution of this Agreement, MVLP and SMTEK are entering that certain Sub-Sub-Lease Agreement ( "Sub-Sub-Lease ") providing for the SMTEK to sublease the Premises from MVLP; a copy of the Sub-Sub-Lease Agreement is annexed as EXHIBIT "B " to this Agreement.

     E. The execution and delivery of this Agreement by PARKER-HANNIFIN, SWS, MVLP and SMTEK are conditions precedent to the final effectiveness of the Purchase Agreement, the Owner Sale Contract, the Sub-Lease and the Sub-Sub-Lease in order to (i) confirm the consent of SWS to the Sublease, (ii) confirm the consent of SWS and PARKER-HANNIFIN to the Sub-Sub-Lease, (iii) provide for certain special rights and remedies for MVLP in the event SWS fails or refuses to convey the Premises to MVLP in accordance with the Owner Sale Contract, (iv) provide for certain special rights and remedies for MVLP in the event PARKER-HANNIFIN fails or refuses to perform its obligations under the Purchase Agreement to cause SWS to convey the Premises to MVLP in accordance with the Purchase Agreement, and (v) provide for certain special rights and remedies for SMTEK in the event MVLP fails or refuses to purchase the Premises in accordance with the Purchase Agreement.

     IT IS THEREFORE AGREED, in consideration for the covenants, representations and agreements of the parties set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, as follows:

     1. CONSENT TO SUB-LEASE AND SUB-SUB-LEASE. SWS hereby consents to the Sublease and both SWS and PARKER-HANNIFIN hereby consent to the Sub-Sub-Lease, subject to all terms and conditions of this Agreement and such consent is granted only upon the terms and conditions set forth in this Agreement. The Sublease and the Sub-Sub-Lease are subject and subordinate to the Primary Lease, except as otherwise provided in this Agreement. SWS shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease and SWS and PARKER-HANNIFIN shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sub-Sublease,
except as expressly provided in this Agreement.    Neither SWS nor PARKER-
HANNIFIN shall have any duty or obligation to inspect or review the terms and conditions of the Sublease or the Sub-Sub-Lease and/or advise or notify MVLP or SMTEK of any such terms or conditions that are inconsistent with the provisions of the Primary Lease.

     2. NON-RELEASE OF PARKER-HANNIFIN. Neither the Sublease, the Sub-Sub-Lease nor this Agreement shall release or discharge PARKER-HANNIFIN from any liability, whether past, present or future, under or with respect to the Primary Lease nor alter the primary liability of PARKER-HANNIFIN to perform and comply with all of its obligations of under the Primary Lease. Neither SWS's acceptance of rent or any other sum directly from MVLP or SMTEK nor the acceptance of performance by MVLP or SMTEK of any other term, covenant, or condition of the Primary Lease shall be deemed to be a waiver of any of the provisions of the Primary Lease, a consent to any further subletting or assignment of the Premises or a waiver of any default of PARKER-HANNIFIN under the Primary Lease.

     3.     SWS DEFAULT UNDER OWNER SALE CONTRACT.  The provisions of this section 3 shall only apply in the event that SWS defaults under the terms of the Owner Sale Contract by failing to convey the Premises to MVLP in accordance with the terms and conditions of the Owner Sale Contract. In such event, the provisions of sections 3.1 to 3.3 below shall apply.

     3.1 NONDISTURBANCE AGREEMENT. So long as MVLP is not in default (beyond any period given to cure such default) in the performance of the terms, covenants, conditions and provisions contained in the Sub-Lease and so long as MVLP observes the provisions of this Agreement, MVLP and SMTEK, as MVLP's subtenant, shall continue to have the right to occupy and retain possession of the Premises in accordance with the terms of the Sub-Lease, and the leasehold estate shall not be affected in any manner by SWS's nonperformance of the Owner Sale Contract. Such right of continued occupancy and quiet possession shall continue to apply for the entire duration of Sub-Sub-Lease notwithstanding the expiration or termination of the Primary Lease or the Sublease for any reason.

     3.2 MUTUAL ATTORNMENT. Upon the expiration or earlier termination of the Primary Lease, MVLP (and SMTEK, as MVLP's subtenant) shall recognize and attorn to SWS as the Sublessor under the Sub-Lease and SWS shall undertake to perform the obligations of the Sublessor under the Sub-Lease only from the time of the expiration or earlier termination of the Primary Lease; provided, however, in such event, MVLP (and SMTEK, as MVLP's subtenant) acknowledge and agree that SWS shall not (a) be liable for any prepayment of rent or any security deposit paid by MVLP, except to the extent that SWS is then in possession of any portion of any prepaid rent or security deposit, (b) be liable for any previous acts or omissions of PARKER-HANNIFIN under the Sub-Lease, (c) be subject to any defenses or offsets which MVLP may have against PARKER-HANNIFIN on account of any act, omission, transaction or occurrence arising prior to the date of the expiration or termination of the Primary Lease, (d) be required to complete construction of any tenant improvements and/or provide pay for any portion of such tenant improvements, or (e) be bound by any changes or modifications made to the Sub-Sublease without the written consent of the PARKER-HANNIFIN or SWS, whichever is applicable.

     3.3 NO LIMITATION OR WAIVER OF LIABILITY. Nothing in this section is intended to limit any liability of SWS arising on account of a default under the Owner Sale Contract or otherwise waive any right or remedy any other party may have at law or in equity on account of such default.

     4. PARKER-HANNIFIN LEASE DEFAULT/DEFAULT UNDER OWNER SALE CONTRACT. The provisions of this section 4 shall only apply in the following events:
(a) PARKER-HANNIFIN defaults under the terms of the Primary Lease, or (b) PARKER-HANNIFIN defaults under the terms of either the Owner Sale Contract (except if caused by MVLP) or the Purchase Agreement by failing to take such action as required to cause SWS to convey (or taking action which prevents such conveyance) the Premises to MVLP in accordance with the terms and
conditions of the Owner Sale Contract and Purchase Agreement.    In such
events, the provisions of sections 4.1 to 4.4  below shall apply.

     4.1     NONDISTURBANCE AGREEMENT.  Subject to the limitation in section
4.3.2 below and so long as MVLP cures any monetary default and any Curable Non-Monetary Default (as defined below) of PARKER-HANNIFIN under the Primary Lease in accordance with the procedure provided in section 4.2 below and thereafter continues to perform the terms and conditions of the Primary Lease (except as provided in section 4.3 below), MVLP and SMTEK, as MVLP's subtenant, shall continue to have the right to occupy and retain possession of the Premises in accordance with the terms of the Primary Lease (except as provided in section 4.3 below) for the duration of the Sub-Sub-Lease and such leasehold estate shall not be affected in any manner by either (a) the termination of PARKER-HANNIFIN's rights under the Primary Lease on account of the default of PARKER-HANNIFIN, (b) the prior expiration of the Primary Lease, or (c) the default of PARKER-HANNIFIN under the Owner Sale Contract or the Purchase Agreement and/or the termination of either of such agreements.

     4.2 DEFAULT NOTICE/CURE RIGHT. So long as MVLP is not in default under this Agreement or the Sub-Lease, SWS agrees to give MVLP a copy of any notice of default under the Primary Lease that SWS may give to PARKER-HANNIFIN. SWS further agrees to accept performance by MVLP of any obligation of PARKER-HANNIFIN to be performed under the Primary Lease which MVLP is
capable of performing, including the cure of any such default.   Any notice
of default from SWS shall describe the amounts required to fully cure any monetary defaults and describe the nature of any Curable Non-Monetary Default under the Primary Lease as of the date of the notice, which will be required to be cured by MVLP. MVLP shall have a period of thirty (30) days from the receipt of such default notice to cure any monetary default under the Primary Lease and sixty (60) days to cure any Curable Non-Monetary Default; provided, however, if the nature of such default is such that more than sixty (60) days is reasonably required to cure such default, then the time for MVLP's cure shall be extended for a reasonable time so long as MVLP commences such cure within fifteen (15) days from receipt of the notice of default and thereafter
diligently prosecutes such cure to completion.    With respect to any Curable
Non-Monetary Default, such as a violation of the provisions of the Primary Lease governing Hazardous Materials contamination or compliance with laws, rules, ordinances and regulations of governmental authorities, MVLP, by beginning to undertake to cure any such default shall not be deemed to have assumed all of the obligations of PARKER-HANNIFIN with respect to such Curable Non-Monetary Default and shall have the right to abandon at any time such undertaking to cure the default by giving written notice to SWS. In the event that MVLP does not timely undertake to cure any default, or with respect to a Curable Non-Monetary Default described in the preceding provisions, elects to abandon such cure undertaking, then the right of MVLP (and SMTEK, its subtenant) to continued occupancy of the Premises shall terminate upon the later to occur of (a) thirty (30) days following the delivery of MVLP's abandonment notice, (b) the termination for default or expiration of the Primary Lease, or (c) the expiration of the period provided in the Owner's Sale Contract for MVLP to purchase the Premises from SWS in the event of PARKER-HANNIFIN's default. The inclusion of this provision for notice to MVLP (and, indirectly, SMTEK, as its subtenant) is solely for the benefit of MVLP (and, indirectly, SMTEK, as its subtenant) and PARKER-HANNIFIN shall not have the right to assert as a defense to any action or proceeding any failure of SWS to timely provide a notice of default under the Primary Lease to MVLP.

     4.2.1   "CURABLE NON-MONETARY DEFAULT " DEFINED.  For purposes of this section 4, the term "Curable Non-Monetary Default " means a non-monetary default that is reasonably susceptible of being cured by MVLP in that the required performance is not something unique to PARKER-HANNIFIN and the following shall not be considered a Curable Non-Monetary Default: (a) a default arising on account of PARKER-HANNIFIN filing a bankruptcy or similar proceeding, provided this exception shall not be construed as waiving or changing the requirement for MVLP to cure all monetary defaults, including those arising during any bankruptcy or similar proceeding in order to continue in occupancy, (b) PARKER-HANNIFIN 's violation of any Hazardous Materials requirements of the Primary Lease, provided this exception shall not be deemed to waive or change the requirement of MVLP to remediate Hazardous Materials contamination of the Premises in order to continue in occupancy; (c) PARKER-HANNIFIN's violation of any provisions of the Primary Lease concerning the assignment of the Primary Lease or subleasing of the Premises; (d) PARKER-HANNIFIN 's violation of any provisions of the Primary Lease requiring PARKER-HANNIFIN to deliver financial statements, reports or other information unique to PARKER-HANNIFIN's operation and not capable of delivery by MVLP; (e) PARKER-HANNIFIN's violation of the provisions of the Primary Lease described in section 4.3.1 below; or (f) Waste to the Premises caused by PARKER-HANNIFIN. The term "Waste " means injury or damage to the Premises caused by the malicious act or gross neglect of PARKER-HANNIFIN, but does not include ordinary repairs and maintenance not performed by PARKER-HANNIFIN, which shall remain the responsibility of MVLP to cure to continue in occupancy.

    4.3 ASSUMPTION OF PRIMARY LEASE. If MVLP cures any such monetary default and any Curable Non-Monetary Default, MVLP shall be deemed to have assumed any and all obligations of PARKER-HANNIFIN under the Primary Lease arising from and after the date of such cure, except the obligations described in section 4.3.1 below, and shall be entitled to exercise any and all rights of the lessee under the Primary Lease, except any rights or obligations described in section 4.3.1 below. Neither the cure and assumption of the Primary Lease obligations by MVLP nor SWS acceptance of performance from MVLP, shall waive, discharge or otherwise prejudice the right of SWS to terminate all rights of PARKER-HANNIFIN under the Primary Lease and/or any claims of SWS against PARKER-HANNIFIN on account of such default. If requested by MVLP or SWS, the other party agrees to execute and deliver a new lease on the same terms and conditions as the Primary Lease, except as otherwise provided in this section 4, including section 4.3.1 below.

     4.3.1 EXCEPTIONS TO ASSUMPTION. Notwithstanding any other provision in this Agreement or the Primary Lease, in the event MVLP assumes the obligations of the Primary Lease in accordance with section 4.2 above, such assumption shall not be deemed to include: (a) the right of PARKER-HANNIFIN to purchase the Premises or the obligation of PARKER-HANNIFIN to purchase, upon SWS's election, the Premises from SWS, both as provided in Section 30 of the Original Lease as amended by Section 6 of the First Amendment; (b) the obligation to maintain earthquake insurance as a part of the extended insurance coverage as otherwise required by Section 5 of the Second Amendment; (c) any obligation of the lessee under the Primary Lease to provide indemnification to SWS for any acts, omissions, occurrences or events occurring prior to the date of MVLP's assumption of the Primary Lease obligations under this section 4.3; or (d) any obligation to surrender certain improvements, alternations and additions as provided in Section 2 of the First Amendment to the extent that any such items are replaced, removed or demolished as a result of the Tenant Improvements being approved by SWS in
accordance with section 6 below.   Nothing in this provision is intended to
waive or change any right that SWS may have under the Primary Lease to require PARKER-HANNIFIN to purchase the Premises or any claim by SWS against PARKER-HANNIFIN for the default under such provision.

     4.3.2 SWS'S SPECIAL SALE RIGHT. As a special inducement to SWS to waive the requirement of MVLP assuming the obligation to purchase the Premises at the election of SWS as described in section 4.3.1(a) above and notwithstanding any other provision, MVLP acknowledges and agrees that in the event that the Purchase Agreement or the Owner Sale Contract is terminated on account of PARKER-HANNIFIN'S default, SWS shall thereafter be free to sell the Premises and terminate MVLP's right under this section 4 in the event that SWS thereafter arranges an Owner-User Sale of the Premises, in which event, MVLP (and, SMTEK, its subtenant) shall surrender possession of the Premises upon the later to occur of (a) ninety (90) days following delivery of notice of SWS making such Owner-User Sale, or (b) such later date as may
be specified by SWS in its notice of the Owner-User Sale.   "Owner-User Sale
" means a sale or exchange of the Premises in connection with a transaction where the purchaser or an affiliate of the purchaser intends to use and occupy the Premises for the conduct of its business operations on a regular basis as opposed to a person who is purchasing the Premises for investment and rental to an unaffiliated tenant.

     4.4 SUPPLEMENTAL REMEDIES AND RIGHTS. The rights and remedies provided MVLP under this section 4.4 are in addition to and cumulative with any rights or remedies granted MVLP under the Purchase Agreement in the event PARKER-HANNIFIN fails to cause SWS to convey the Premises or prevents SWS from conveying the Premises.

     5. MVLP SUB-LEASE DEFAULT/DEFAULT UNDER PURCHASE AGREEMENT. The provisions of this section 5 shall only apply in the following events: (a) MVLP defaults under the terms of the Sub-Lease, or (b) MVLP defaults under the terms of the Purchase Agreement by failing to purchase the Premises in contravention of the Purchase Agreement. In such events, the provisions of sections 5.1 to 5.5 below shall apply.

     5.1 NONDISTURBANCE AGREEMENT. So long as SMTEK cures any monetary default and any Curable Non-Monetary Default (as defined below) of MVLP under the Sub-Lease in accordance with the procedure provided in section 5.2 below and thereafter continues to perform the terms and conditions of the Sub-Lease, SMTEK shall continue to have the right to occupy and retain possession of the Premises in accordance with the terms of the Sub-Lease (except as provided in section 5.4 below) and such leasehold estate shall not be affected in any manner by either (b) the termination of MVLP's rights under the Sub-Lease on account of the default of MVLP, or (b) the default of MVLP under the Purchase Agreement. Such right of continued possession and occupancy shall only apply for a period of time equal to the lesser of (i) the Term of the Sub-Lease, or (ii) the last day that SMTEK will have the right to purchase the Premises under Section 25 of the Purchase Agreement.

     5.2 DEFAULT NOTICE/CURE RIGHT. So long as SMTEK is not in default under this Agreement or the Sub-Sub-Lease, PARKER-HANNIFIN agrees to give SMTEK a copy of any notice of default under the Sub-Lease that PARKER-HANNIFIN may give to MVLP. PARKER-HANNIFIN further agrees to accept performance by SMTEK of any obligation of MVLP to be performed under the Sub-Lease which SMTEK is capable of performing, including the cure of any
monetary default and any Curable Non-Monetary Default.   Any notice of
default from SWS shall describe the amounts required to fully cure any monetary defaults and describe the nature of any Curable Non-Monetary Default under the Sub-Lease as of the date of the notice, which will be required to be cured by SMTEK. SMTEK shall have a period of thirty (30) days from the receipt of such default notice to cure any monetary default under the Sub-Lease and sixty (60) days to cure any Curable Non-Monetary Default; provided, however, if the nature of such default is such that more than sixty (60) days is reasonable required to cure such default, then the time for SMTEK's cure shall be extended for a reasonable time so long as SMTEK commences such cure within fifteen (15) days from receipt of the notice of default and thereafter
diligently prosecutes such cure to completion.    With respect to any Curable
Non-Monetary Default, such as a violation of the provisions of the Sub-Lease governing Hazardous Materials contamination or compliance with laws, rules, ordinances and regulations of governmental authorities, SMTEK, by beginning to undertake to cure any such default shall not be deemed to have assumed all of the obligations of MVLP with respect to such Curable Non-Monetary Default and shall have the right to abandon at any time such undertaking to cure the default by giving written notice to SWS. In the event that MVLP does not timely undertake to cure any default, or with respect to the Curable Non-Monetary Default described in the preceding provisions, elects to abandon such cure undertaking, then the right of SMTEK to continued occupancy of the Premises shall terminate upon the later to occur of (a) thirty (30) days following the delivery of SMTEK's abandonment notice, (b) the termination for default or expiration of the Sub-Lease, or (c) the last day that SMTEK will
have the right to purchase the Premises under the Purchase Agreement.   The
inclusion of this provision for notice of default to SMTEK is solely for the benefit of SMTEK and MVLP shall not have the right to assert as a defense to any action or proceeding any failure of SWS to timely provide a notice of default under the Sub-Lease to SMTEK.

     5.2.1   "CURABLE NON-MONETARY DEFAULT " DEFINED.  For purposes of this section 5, the term "Curable Non-Monetary Default " means a non-monetary default that is reasonably susceptible of being cured by SMTEK in that the required performance is not something unique to MVLP and the following shall not be considered a Curable Non-Monetary Default: (a) a default arising on account of MVLP filing a bankruptcy or similar proceeding, provided this exception shall not be construed as waiving or changing the requirement for SMTEK to cure all monetary defaults, including those arising during any bankruptcy or similar proceeding, in order to continue in occupancy; (b)
MVLP 's violation of any Hazardous Materials requirements of the Sub-Lease provided this exception shall not be deemed to waive or change the requirement of SMTEK to remediate any Hazardous Materials contamination of the Premises as required by the Sub-Lease in order to continue in occupancy;
(c) MVLP's violation of any provisions of the Sub-Lease concerning the assignment of the Sub-Lease or subleasing of the Premises; (d) MVLP 's violation of any provisions of the Sub-Lease requiring MVLP to deliver financial statements, reports or other information unique to MVLP's operation and not capable of delivery by SMTEK; or (e) Waste to the Premises caused by MVLP. The term "Waste " means injury or damage to the Premises caused by the malicious act or gross neglect of MVLP, but does not include ordinary repairs and maintenance not performed by MVLP, which shall remain the responsibility of SMTEK to cure to continue in occupancy.

     5.3 ASSUMPTION OF SUB-LEASE. If SMTEK cures any such monetary default and any Curable Non-Monetary Default, SMTEK shall be deemed to have assumed any and all obligations of MVLP under the Sub-Lease arising from and after the date of such cure and shall be entitled to exercise any and all rights of the lessee under the Sub-Lease. Neither the cure and assumption of the Sub-Lease obligations by SMTEK nor PARKER-HANNIFIN's acceptance of performance from SMTEK, shall waive, discharge or otherwise prejudice the right of PARKER-HANNIFIN to terminate all rights of MVLP under the Sub-Lease and/or any claims of PARKER-HANNIFIN against MVLP on account of such default. If requested by SMTEK or PARKER-HANNIFIN, the other party agrees to execute and delivery a new lease on the same terms and conditions as the Sub-Lease, except as otherwise provided in this section 5.

     5.4 ATTORNMENT ELECTION. Notwithstanding any other provision, in the event of the termination of MVLP's interest in the Sub-Lease on account of MVLP's default, PARKER-HANNIFIN, prior to the termination or expiration of the Primary Lease, and thereafter, SWS, at their respective option and without any obligation to do so, may require SMTEK to attorn to them, in which event PARKER-HANNIFIN, prior to the termination or expiration of the Primary Lease, and thereafter, SWS, shall undertake the obligations of the sub-sublessor under such Sub-Sub-Lease from the time of the exercise of such election in accordance with section 5.4.1 below until the expiration of such Sub-Sub-Lease and SMTEK shall continue to perform its obligations under the Sub-Sub-Lease for the benefit of PARKER-HANNIFIN or SWS, whichever is applicable; provided, however, neither PARKER-HANNIFIN nor SWS shall be (a) liable for any prepayment of rent or any security deposit paid by SMTEK to MVLP, except to the extent that PARKER-HANNIFIN or SWS, whichever is applicable, actually receives possession of any portion of any prepaid rents or security deposit, (b) be liable for any previous act or omissions of MVLP under the Sub-Sub-Lease, (c) be subject to any claims, defenses or offsets which SMTEK may have against MVLP on account of any act, omission, transaction or occurrence arising prior to the such attornment, (d) be required to complete construction of any Tenant Improvements and/or provide pay for any portion of such Tenant Improvements, or (e) be bound by any changes or modifications made to the Sub-Sub-Lease without the written consent of the PARKER-HANNIFIN or SWS, whichever is applicable.

     5.4.1 ELECTION NOTICE. The obligation of SMTEK to attorn and continue performance under the Sub-Sub-Lease shall only apply if PARKER-HANNIFIN and SWS make the election to require such attornment in accordance with this section. If PARKER-HANNIFIN and SWS desire to require such attornment, both PARKER-HANNIFIN and SWS must give an notice of election to SMTEK ( "Election Notice ") no later than fifteen (15) days following the date of the delivery of any notice of default under section 5.2 above. If either PARKER-HANNIFIN and SWS fail to timely delivery an Election Notice then the right of PARKER-HANNIFIN and SWS to require such attornment shall terminate without further
notice or demand.   If PARKER-HANNIFIN and SWS timely give such Election
Notice, then the attornment provisions of this section 5.4 shall apply and remain in full force and effect. In such event, PARKER-HANNIFIN, SWS and SMTEK agree to execute such additional documents as may be reasonably requested by the other party(s) to evidence such attornment and assumption and the continued validity of the Sub-Sub-Lease.

     5.5 SUPPLEMENT REMEDIES AND RIGHTS. The rights and remedies provided SMTEK under this section 5 are in addition to and cumulative with any rights or remedies granted SMTEK under the Purchase Agreement in the event MVLP fails to perform its obligation to purchase the Premises.

     6. TENANT IMPROVEMENTS. In connection with the initial occupancy under the Sub-Lease and the Sub-Sub-Lease, MVLP and SMTEK desire to make certain repairs, alternations and improvements ( "Tenant Improvements ") to the Premises as more particularly described in the scope of work description, cost breakdown and space plans drawings ( "Tenant Improvement Information "); a copy of the Tenant Improvement Information is annexed to this Agreement as EXHIBIT "C ". PARKER-HANNIFIN and SWS do hereby consent to MVLP's and/or SMTEK's constructing such Tenant Improvements, including any commercially reasonable changes or modifications to such Tenant Improvements that do not materially change the fundamental nature of the such Tenant Improvements or which are reasonably required in connection with the installation of any trade fixtures, machinery or equipment, subject to compliance with the conditions and requirements set forth in section 6.1 below.

     6.1 CONSTRUCTION PROCEDURES. MVLP shall cause written notice of the commencement date of the actual construction of the Tenant Improvements to be given to PARKER-HANNIFIN and SWS no later than ten (10) days prior to the start of such construction in order to permit PARKER-HANNIFIN and SWS the opportunity to post a Notice of Nonresponsibility at the Premises and if the date of the start of actual construction is delayed following the notice to SWS and PARKER-HANNIFIN, MVLP shall be responsible for providing a new notice stating the delayed date for the start of construction no later than five (5) days prior to such delayed start date. MVLP shall comply with all applicable laws in carrying out the construction, including procurement of such pre-construction building permits and other governmental approvals as are required, copies of which shall be furnished to PARKER-HANNIFIN and SWS.
MVLP shall comply with the provisions of Section 6.4c. of the Sub-Lease concerning the lien free completion of the construction of such Tenant Improvements.

     6.2 REMOVAL. PARKER-HANNIFIN and SWS agree that neither MVLP nor SMTEK shall be required to remove any of such Tenant Improvements upon the expiration or termination of the Sub-Lease, provided MVLP and SMTEK shall retain the right to remove any such Tenant Improvements constituting trade fixtures, equipment or machinery so long as any damage to the Premises caused by such removal is fully repaired.

     6.3 EXISTING IMPROVEMENTS. To the extent that such Tenant Improvements replace any of the improvements described in Section 2 of the First Amendment, which amended Section 2 of the Primary Lease, MVLP shall have the right to demolish and/or remove any such existing improvements and SWS waives any requirement to require such existing improvements so removed or demolished to be surrendered upon the expiration or termination of the Primary Lease.

     6.4 NO LIABILITY FOR CONSENT. The rights granted PARKER-HANNIFIN and SWS to consent to any Tenant Improvements are solely for the benefit of PARKER-HANNIFIN and SWS. Neither PARKER-HANNIFIN nor SWS shall have any obligation or liability whatsoever to MVLP or SMTEK or to any other person on account of PARKER-HANNIFIN's and SWS's consents or approvals for any reason, including, without limitation, in the event the Tenant Improvements do not conform to applicable laws or otherwise contain design defects or deficiencies.

     7. PARKER-HANNIFIN AND SWS WARRANTIES. PARKER-HANNIFIN and SWS each warrant for the benefit of MVLP and SMTEK that: (a) a true, correct and complete copy of the Primary Lease between PARKER-HANNIFIN and SWS (including any and all amendments, agreements, assignments, and other related documents) is attached to the Sub-Lease; (b) the Primary Lease is in full force and effect as of the Effective Date; (c) there are no uncured defaults presently existing under the Primary Lease by either PARKER-HANNIFIN and SWS and no event has occurred or conditions exist which with the giving of notice or passage of time would constitute a default under the Primary Lease by either PARKER-HANNIFIN and SWS.

     8. MODIFICATIONS TO PRIMARY LEASE. In addition to any other provisions limiting the application of any provisions in the Primary Lease, SWS, PARKER-HANNIFIN and MVLP agree that the Primary Lease shall be deemed modified and amended as provided in section 8.1 and 8.2 below for purposes of defining the required performance by MVLP under the Sub-Lease Agreement and, if MVLP assumes the Primary Lease as provided in section 4.3 above, then MVLP's performance under the Primary Lease. Notwithstanding the preceding provisions, as between PARKER-HANNIFIN and SWS, the original terms of the Primary Lease shall be deemed reinstated in the event of the expiration or termination of MVLP's rights (and SMTEK's rights) under the Sublease or under section 4.3 of this Agreement.

     8.1 INCREASE IN PERMITTED IMPROVEMENT LIMIT. Section 9 of the Primary Lease provides that the prior consent of SWS is required for any alterations or improvements to the Premises to the extent that the cost would exceed $500.00. The Primary Lease shall be deemed modified to change "$500.00 " to "$10,000.00 per year ", in addition to the right to construct the Tenant Improvements.

     8.2 SUB-LESSEE'S RIGHT OF REPAIR OR RESTORATION. The second paragraph of Section 7 of the Primary Lease, providing the "Lessee " the right to complete repair or restoration in the event the "Owner " fails to complete such repair or restoration because the reasonable estimated time for the completion of such restoration or repairs exceeds one hundred and twenty
(120) days under normal conditions, shall be deemed amended to eliminate the clause "provided that such restoration or rebuilding can normally be completed within 120 days " so that MVLP shall, in all events, have the right to elect to complete such repair or restoration as provided Section 7 of the Primary Lease without regard to such hundred and twenty (120) day period.

     9. CONTROLLING LAW. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

     10. BINDING EFFECT. Subject to any limitations provided in the Primary Lease or this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

     11. CAPTIONS. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

     12. ATTORNEYS' FEES AND LEGAL EXPENSES. In the event of any action or proceeding to enforce or interpret this Contract or otherwise arising out of the transaction which is the subject of this Agreement, the prevailing party shall be entitled to recover, in addition to all other remedies and relief, reasonable attorneys' fees and legal expenses and costs, including expert witness fees, whether or not such action or proceeding is prosecuted to judgment, including attorneys' fees and legal expenses and costs incurred in connection with any post-judgment motions or proceedings for the enforcement of any judgment, appellate proceedings, and/or bankruptcy litigation.

     13. INTEGRATION; MODIFICATION; WAIVER. This Agreement, together with any other agreements, exhibits, or documents expressly referred to in this Agreement, constitutes the complete and final expression of the agreement of the parties relating to the subject of this Agreement and supersedes all previous contracts, agreements, representations, and understandings, either oral or written. This Agreement cannot be modified or amended, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

     14. AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one (1) Agreement, by each of the parties hereto on the dates respectively indicated below notwithstanding that all of the Parties are not signatories to the original or the same counterpart, to be effective as of the date provided in this Agreement.

     15. FACSIMILE TRANSMISSIONS. A facsimile transmission of the executed signature page from this Agreement, or any other documents to be delivered in accordance with this Agreement, shall constitute due and proper execution of such document, and each party making such facsimile delivery agrees to also deliver a copy of such document bearing the original signature of such party no later than three (3) days following the date of the facsimile transmission.

     16. NOTICE. Except as otherwise provided in this Agreement, any notice or other items to be delivered to a party pursuant to this Agreement shall be in writing and either personally delivered, sent by first class mail (alone or in combination with a facsimile transmittal), postage prepaid, addressed to the party to be notified at the address specified in accordance with this section, or delivered by Federal Express or other comparable overnight delivery service, delivery costs prepaid and addressed to the party to be notified at the address specified in accordance with this section. Any such notice or other items to be delivered shall be deemed duly given, delivered and received on the date of personal delivery to the party (or such party's authorized representative) or in the case of mailing, three (3) business days after deposit in the U.S. Mail, or, in the case of Federal Express or other comparable overnight delivery service, one (1) business day following the delivery of such notice or item to such delivery service, as the case may be; provided, however, in the case a party transmits such notice or item by facsimile transmission to a facsimile number designated above together with the separate mailing of the original, then such notice shall be deemed delivered one (1) day following the date of the facsimile transmission. Unless a party changes its address or facsimile number for notice by giving a notice in accordance with this section changing such address or facsimile number, the address or facsimile number for notice and delivery of each party shall be as set forth as follows:

If to SWS:                    SWS ASSOCIATES
                              Attn:  James Solheim
                              3196 NW Melville Drive
                              Bend, Oregon  97701
                              Facsimile:  541/318-6200-

If to PARKER-HANNIFIN :       PARKER-HANNIFIN CORPORATION
                              6035 Parkland Boulevard
                              Cleveland, Ohio   44124-4141
                              Attention:  Richard O. Wilkison
                              Corporate Real Estate Manager
                              Facsimile:  216/896-4032

If to MVLP:                   MOORPARK L.P.
                              Attn: Jeffrey C. Hamann
                              475 W. Bradley Avenue
                              El Cajon, CA 92020
                              Facsimile: (858) 440-8914


If to SMTEK:                  SMTEK
                              Attn:  Legal Department
                              2150 Anchor Court
                              Newbury Park, CA  91320
                              Facsimile:  -(805) 376-9015

     17. VALIDITY. Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder of this Agreement.

     18. AUTHORITY OF SIGNATORY. Each of the individuals executing this Agreement where designated below on behalf of any corporation, partnership, limited liability company, or trust, represents and warrants, by so executing this Agreement, that he or she has the legal authority and capacity to execute this Agreement so that it becomes a contract binding upon such corporation, partnership, limited liability company, or trust and agrees to indemnify, hold harmless, and defend the parties from any loss, damage, cost, or expense (including reasonable attorneys' fees) suffered or incurred as a result of the breach or inaccuracy of such representation and warranty.

     19. INDEMNIFICATION. Whenever in this Agreement, a party is obligated to indemnify, defend and hold harmless another party, such obligation to provide indemnification specifically includes, but is not limited to, the obligation to pay reasonable attorneys' fees and other legal expenses on a continuing basis and upon submission of invoices from legal counsel reasonably retained by the party entitled to indemnification as and when such attorneys' fees and legal expenses are incurred, and any dispute concerning the reasonableness of such attorneys' fees and legal expenses shall be deferred and resolved upon the conclusion of the applicable action or proceeding.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be binding as of the Effective Date first set forth above.

             "SWS  "

            SWS Associates,
            a California general partnership

            By:
                        /s/ Andrew Raines
                        Andrew Raines, General Partner

            By:

                        ____________, General Partner


             "PARKER-HANNIFIN "

            PARKER-HANNIFIN CORPORATION,
            an Ohio corporation

            By:
                        /s/ Thomas Meyer
                        Thomas Meyer, Vice President

            By:

                        ____________, Assistant Secretary

             "MVLP "

            MOORPARK VENTURE L.P.,
            a California limited partnership

            By:
                        /s/ Jeffrey C. Hamann
                        Jeffrey C. Hamann, President

            By:

                        ____________, Secretary

             "SMTEK "

            SMTEK., INC.
            a California corporation

            By:
                        /s/ Gregory L. Horton
                        Gregory L. Horton, President

            By:
                        /s/ Mitchell J. Freedman
                        Mitchell J. Freedman, Secretary

                    INTERIM SUB-SUB-LEASE AGREEMENT

     THIS INTERIM SUB-SUB-LEASE AGREEMENT ( "Sub-Sub-Lease ") is made effective as of July 20, 2001 ( "Effective Date ") by and among MOORPARK VENTURE L.P., a California corporation ( "MVLP ") and SMTEK, INC., a California corporation ( "SMTEK ") and is made with reference to the following facts, which are a material part of this Sub-Sub-Lease:

     A. On January 6, 1984, Metal Bellows Corporation ( "Metal Bellows "), as tenant, entered into a Lease with SWS Associates, a general partnership ( "SWS "), as landlord ( "Original Lease "), for the Premises commonly known and referred to as 200 Science Drive, Moorpark, California ( "Premises "). On May 29, 1986, Metal Bellows merged into Parker Hannifin, Inc. ( "Parker-Hannifin ") and Parker-Hannifin thereby acquired and assumed all of Metal Bellows' rights and obligations under the Lease. Thereafter, Parker-Hannifin and SWS entered into an Amendment to Lease on May 29, 1986 ( "First Amendment ") and a Second Amendment to Lease on August 15, 1992 (
"Second Amendment ").   "Primary Lease " means and refers to the Original
Lease, as amended by the First Amendment and Second Amendment. Any words or phrases constituting defined terms in the Primary Lease shall have the same meaning when used in this Sub-Sub-Lease, unless the otherwise stated.

     B. Parker-Hannifin and MVLP have entered into that certain Agreement and Escrow Instructions dated May 31, 2001, that First Amendment to Agreement and Escrow Instructions, dated June 15, 2001, that Second Amendment to Agreement and Escrow Instructions, dated June 29, 2001 and that Third Amendment to Agreement and Escrow Instructions, dated July 13, 2001, providing for the purchase of the Premises by MVLP ( "Purchase Agreement ") and Parker-Hannifin has or will be entering into that certain Real Estate Purchase and Sale Agreement and Escrow Instructions with SWS ( "Owner Sale Contract ") whereby SWS is agreeing to convey title to the Premises to MVLP. Any words or phrases constituting defined terms in the Purchase Agreement or the Owner Sale Contract shall have the same meaning when used in this Sub-Sub-Lease, unless the otherwise stated. SMTEK has received a copy of the Purchase Agreement and the Owner's Sale Contract.

     C. The escrow under the Purchase Agreement is not scheduled to close until on or after March 1, 2002 and Parker-Hannifin is requiring as a condition to entering into the Purchase Agreement that MVLP sublease the Premises from Parker-Hannifin during the pendency of the Escrow.
Accordingly, concurrently with the execution of the Purchase Agreement, Parker-Hannifin and MVLP are entering that certain Sub-Lease Agreement dated May 31, 2001 and that First Amendment to Sub-Lease Agreement, dated July 20, 2001 ( "Sub-Lease Agreement ") providing for MVLP to sublease the Premises from Parker-Hannifin pending the Closing under the Purchase Agreement and the Owner Sale Contract; a copy of the Sub-Lease Agreement is annexed as EXHIBIT "A " to this Sub-Sub-Lease.

     D. MVLP is acquiring the Premises at the request of SMTEK in order for SMTEK to lease the Premises on a long term basis. Concurrently with the execution of this Sub-Sub-Lease, SMTEK and MVLP are entering into that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated July 20, 2001( "Final Lease "), which includes that certain Addendum to Lease ( "Addendum "); a copy of the Final Lease is annexed as EXHIBIT "B " to this Sub-Sub-Lease. Any words or phrases constituting defined terms in the Purchase Agreement or the Owner Sale Contract shall have the same meaning when used in this Sub-Sub-Lease, unless the otherwise stated.

     E. The Final Lease sets forth the complete terms and conditions on which MVLP is leasing the Premises to SMTEK for an Original Term of ten (10) years beginning on Commencement Date of the Final Lease, which is the scheduled date of the Close of Escrow under the Purchase Agreement, when MVLP acquires ownership of the Premises.

     F. Between the Effective Date of this Sub-Sub-Lease and the Commencement Date of the Final Lease, SMTEK is subleasing the Premises from pursuant to the terms of this Sub-Sub-Lease and, thereby, assuming MVLP's obligations under the Sub-Lease Agreement between MVLP and Parker-Hannifin. The terms and conditions of the Sub-Lease Agreement with Parker-Hannifin are different than the terms and conditions of the Final Lease and the terms and conditions of the Final Lease shall not be used to interpret the obligations and liabilities of SMTEK by its assumption, of the Sub-Lease obligations.

     G. SMTEK and MVLP have elected to sign this separate Sub-Sub-Lease to set forth the special lease terms in effect during the Interim Term (as defined below) primarily for administrative convenience so that from and after the date Commencement Date of the Final Lease, such Final Lease can be interpreted and applied without regard to terms and conditions that are only in effect during the Interim Term under this Sub-Sub-Lease.

     IT IS THEREFORE AGREED, in consideration for the covenants, representations and agreements of the parties set forth in this Sub-Sub-Lease and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, as follows:

     1.     GENERAL LEASE AGREEMENT.  MVLP hereby leases the Premises to
SMTEK and SMTEK hereby leases the Premises from MVLP.   During the Interim
Term (as defined below), such leasing shall be pursuant to (a) this Sub-Sub-Lease, and to the extent not inconsistent with the terms of this Sub-Sub-Lease, the terms of the Final Lease, and (b) following the expiration of the Interim Term, the terms and conditions of the Final Lease, without regard to the terms of this Sub-Sub-Lease, except as provided in section 7 below. This Sub-Sub-Lease is and shall be at all times subject and subordinate to the Primary Lease and the Sub-Lease Agreement.

     2. CONTINGENCY. MVLP's obligation to purchase the Premises under the Purchase Agreement is subject to the satisfaction of certain contingencies prior to July 20, 2001or such later date as is approved by MVLP and Parker-Hannifin ( "Contingency Expiration Date "), as more particularly provided in Section 8.3 of the Purchase Agreement. Accordingly, the final effectiveness of this Sub-Sub-Lease is subject to the satisfaction or waiver by MVLP of the same contingencies and conditions on or before the Contingency Expiration Date. MVLP, in its sole discretion, shall have the right to elect to terminate this Sub-Sub-Lease if any contingencies are not satisfied to MVLP's satisfaction by giving SMTEK written notice of such election to terminate on or before the Contingency Expiration Date ( "Termination Notice "). In the event MVLP timely gives such Termination Notice, then this Sub-Sub-Lease and the Final Lease shall terminate and be of no further force or effect, except MVLP shall be obligated to promptly return the Security Deposit to SMTEK. If MVLP does not timely give a Termination Notice, then MVLP shall be deemed to have waived any such contingencies and this Sub-Sub-Lease, and the Final Lease shall remain in full force and effect without further notice or action of either party.

     3     INTERIM TERM.  The term ( "Interim Term ") of this Sub-Sub-Lease shall commence on the Commencement Date of the Sub-Lease Agreement ( "Sub-Sub-Lease Start Date "), which will be the same date as the Contingency Expiration Date and shall end on the date of the Close of Escrow (as defined in the Purchase Agreement), unless earlier terminated pursuant to any provision of this Sub-Sub-Lease; provided, however, the Interim Term shall be deemed to terminate in the event (a) the Sub-Lease Agreement is terminated, or (b) the Purchase Agreement is terminated by MVLP on account of the default
of Parker-Hannifin or SWS.   Upon the expiration or earlier termination of
the Interim Term, the obligations of MVLP and SMTEK under the Sub-Sub-Lease shall terminate, except as provided in section 7 below concerning the survival of certain obligations, and the respective rights and obligations of MVLP and SMTEK shall thereafter be determined in accordance with the Final Lease without regard to this Sub-Sub-Lease.

     3.1 EXTENSION OF SUB-SUB-LEASE START DATE. Notwithstanding any other provisions and without affecting the validity of SMTEK's obligations under this Sub-Sub-Lease or the Final Lease, in the event that MVLP and Parker-Hannifin agree to extend the Contingency Expiration Date under the Purchase Agreement and the Commencement Date of the Sub-Lease Agreement, then the Sub-Sub-Lease Start Date shall be automatically extended until the extended Contingency Expiration Date expires; provided, however, (a) MVLP agrees to give SMTEK written notice of any such extension within five (5) days from MVLP's approval of such extension, and (b) MVLP agrees not to extend the Contingency Expiration Date by more than sixty (60) days except with SMTEK's consent, in its reasonable discretion. In addition, MVLP shall have the right (but shall not be obligated to) extend the date for the Close of Escrow by the same number of days as the Contingency Expiration Date is extended, in which event the expiration date of the Interim Term (and, thus, the Commencement Date of the Final Lease) shall be extended by the same number of days. MVLP agrees to give SMTEK written notice of any such extension of the Close of Escrow within ten (10) days from MVLP's approval of such extension.

     3.2 SMTEK'S COOPERATION. If the date for Close of Escrow is so extended, then SMTEK agrees that the Commencement Date of the Final Lease shall likewise be extended and SMTEK agrees to cooperate to execute an amendment to the Final Lease to set forth the extended Commencement Date.

     4. SMTEK'S ASSUMPTION OF OBLIGATIONS. Except as provided in this section and in section 5 below, SMTEK assumes and agrees to timely and fully perform, for the benefit of MVLP, all obligations of MVLP to be performed under the Sub-Lease Agreement. The obligations of SMTEK under this Sub-Sub-Lease and the rights of MVLP as the sub-sub-lessor shall be deemed to be coexistensive with the obligations of MVLP and the rights of Parker-Hannifin under the Sub-Lease Agreement. Without limiting the generality of the preceding provision, SMTEK's obligations include the obligation to provide indemnification to Parker-Hannifin under the Sub-Lease Agreement and, in addition, SMTEK shall be obligated to provide indemnification for the benefit of MVLP to the same extent.

     4.1 EXCEPTION/SECURITY DEPOSIT. Notwithstanding the preceding provision, the obligation for SMTEK to provide a Security Deposit shall be determined under section 6 below, which is different than the security deposit required to be made by MVLP to Parker under the Sub-Lease Agreement.

     4.2 EXCEPTION/INSURANCE. Notwithstanding the preceding provisions, MVLP shall be responsible for procuring insurance as required to comply with the Sub-Lease Agreement, provided that SMTEK shall be obligated to reimburse MVLP for the actual cost of such insurance as a part of the Sub-Sub-Lease Rent.

     4.3 EXCEPTION/INDEMNIFICATION OBLIGATION. Section 7.7 of the Sub-Lease Agreement provides for MVLP to indemnify, defend and hold harmless Parker Hannifin with respect to certain matters and SMTEK is agreeing to indemnify, defend and hold harmless Parker Hannifin and MVLP with respect to the same matters; provided, however, SMTEK shall not be obligated to indemnify, defend and hold harmless MVLP for claims arising solely from the negligence or intentional acts of MVLP, its agents, contractor or employees.

     5. RENT. Subject to the provisions of section 5.1 to 5.2 below, the rent ( "Sub-Sub-Lease Rent ") payable by SMTEK under this Sub-Sub-Lease, shall equal the Base Rent of Thirty Four Thousand Five Hundred Dollars ($34,500.00) monthly payable under the Sub-Lease Agreement together with any and all additional amount payable as additional rent become due under the Sub-Lease Agreement, including, without limitation, the costs of taxes and insurance as required by the Sub-Lease Agreement. The Sub-Sub-Lease Rent shall be due and payable five (5) days prior to the date that the applicable payment is payable from MVLP under the Sub-Lease Agreement and SMTEK shall be entitled to the benefit of any free Base Rent period that Parker Hannifin grants under the Sub-Lease Agreement. In addition, LESSEE shall be entitled to a credit of Eleven Thousand Two Hundred Fifty Dollars ($11,250.00) on the Base Rent for the first full calendar month that the Base Rent becomes payable after any free Base Rent period that Parker Hannifin grants under the Sub-Lease Agreement.

     5.1    DELAY.  in Completion of Tenant Improvements.   The Sub-Sub-Lease
Rent shall be due and payable beginning on the Sub-Sub-Lease Start Date notwithstanding that the Premises will not be ready for SMTEK's occupancy except as provided in section. Section 5 of the Final Lease provides for MVLP to complete certain Tenant Improvements prior to SMTEK's occupancy of the Premises. If MVLP has not caused the Substantial Completion of such Tenant Improvements on or before one hundred twenty (120) days following the Sub-Sub-Lease Start Date ( "Substantial Completion Date "), then SMTEK's obligation to pay the Sub-Sub-Lease Rent shall be suspended until MVLP causes such Substantial Completion; provided, however, the Substantial Completion Date shall be subject to extension on account of any Excusable Delay. If such Excusable Delays are encountered, the Substantial Completion Date and, thus, the date SMTEK would be entitled to suspend payment of the Sub-Sub-Lease Rent under this section, shall be automatically extended for the period of such Excusable Delays.

     5.1.1 "SUBSTANTIAL COMPLETION " DEFINED. The term "Substantial Completion " means the date upon which MVLP reasonably satisfies all of the following requirements: (a) the construction of the applicable Capital Improvements and Tenant Improvements are substantially completed, subject only to minor corrective work which does not materially affect or limit SMTEK's use of the Premises; provided, MVLP shall complete any such minor work within thirty (30) days following Substantial Completion; (b) MVLP has procured a certificate of occupancy (whether temporary or permanent) or other applicable permit permitting SMTEK's immediate use and occupancy of the Premises; and (c) MVLP has given SMTEK written notice stating that such Substantial Completion has occurred and that the Premises are available for SMTEK's immediate possession and occupancy ( "Notice of Possession "). MVLP shall give SMTEK at least ten (10) days written notice in advance of the estimated date of Substantial Completion.

     5.1.2   "EXCUSABLE DELAY " DEFINED.   "Excusable Delay " means a delay
arising or on account of (a) SMTEK's failure to timely submit the Tenant Improvement Plans and permits (or any revisions thereto) as required under
Section 5 of the Addendum to Final Lease, SMTEK's request for special materials, finishes or installations other than those readily available and customarily and ordinarily used in similarly situated construction work, changes to the approved Tenant Improvement Plans and Change Delays resulting from SMTEK's submission of Change Orders as described in Section 5.4 of the Addendum to Final Lease, SMTEK's failure to timely pay its Initial Contribution and any other amounts required to be paid by SMTEK in connection with such construction or other delays caused by SMTEK ( "SMTEK Delays "), or (b). delays caused by fire, earthquake or other unavoidable casualties or inclement weather conditions not reasonably anticipatable, extraordinary governmental action other than usual permit and inspection procedures, delays encountered in processing building permits and other governmental approvals or inspections, delays encountered as a result of the discovery of any unknown or concealed conditions affecting the Premises, delays causes by general area wide labor or material shortages or labor disputes (such as strikes or lock-outs), or any other causes not the fault of MVLP or MVLP's Contractor, subcontractors, agents or employees.

     5.2 CHANGE IN RENT. Notwithstanding any other provision, if the Close of Escrow under the Purchase Agreement does not occur on or before March 1, 2002, then the Sub-Sub-Lease Rent shall be deemed automatically adjusted as of March 1, 2002 to an amount equal to the full amount of the Rent (including Base Rent and Allowance Amortization Charge) calculated under the Final Lease at a rate equal to the rate in effect for each month of the first Lease Year following the Commencement Date of the Final Lease.

     6. SECURITY DEPOSIT. SMTEK is delivering to MVLP a Security Deposit as described in the Final Lease. During the Interim Term this Sub-Sub-Lease is in effect, such Security Deposit shall also constitute a security deposit ( "Security Deposit ") by SMTEK under this Sub-Sub-Lease as security for SMTEK's faithful performance of its obligations under this Sub-Sub-Lease. If SMTEK fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sub-Sub-Lease, MVLP may use, apply or retain all or any portion of such Security Deposit for the payment of any rent or other charge in default, for the payment of any other sum to which MVLP may become obligated by reason of SMTEK's default, or to compensate MVLP for reasonable loss or damage proximately caused by SMTEK's default under this Sub-Sub-Lease which MVLP may suffer thereby to the extent MVLP cannot reasonably mitigate such loss or damage. If any portion of the Security Deposit has been exhausted during the Interim Term, then SMTEK shall replenish the Security Deposit to the amount of the Security

Deposit required under the Final Lease as of the Commencement Date of the Final Lease.

     7. DELIVERY OF POSSESSION. MVLP shall be deemed to have delivered possession of the Premises to SMTEK as of the Sub-Sub-Lease Start Date. Notwithstanding the preceding provision, prior to the Substantial Completion of the Tenant Improvements, SMTEK agrees to limit its access to the Premises to those commercially reasonable activities necessary for SMTEK's planning for its occupancy and use of the Premises following such Substantial Completion and, in all events, SMTEK agrees not to interfere with MVLP's planning or construction of the Tenant Improvements.

     8. SURVIVAL OF REPRESENTATIONS AND COVENANTS. Any liability accruing under this Sub-Sub-Lease on account of a default or on account of any obligation to provide indemnification, shall survive the expiration or earlier termination of this Sub-Sub-Lease and remain in effect and shall not be merged by delivery of possession of the Premises under the Final Lease.

     9. ENFORCEMENT OF PARKER-HANNIFIN INDEMNITY OBLIGATIONS. MVLP has obtained from Parker-Hannifin a covenant to indemnity, defend and hold harmless MVLP from losses or expenses arising from pre-existing Hazardous Materials contamination of the Premises as more particularly provided in
Section 29.6 of the Sub-Lease Agreement ( "Parker Hannifin Indemnity "). Notwithstanding any limitation on the liability of MVLP with respect to such Hazardous Materials contamination, in the event that a claim arises under the Parker Hannifin Indemnity, MVLP shall either (a) take such commercially reasonable action as necessary to enforce such Parker Hannifin Indemnity for the benefit of SMTEK to the extent SMTEK incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Sub-Sub-Lease for the repair or remediation of the Premises on account of any items covered under such Parker Hannifin Indemnity, provided that MVLP shall first be entitled to recover its Legal Expenses (as defined below) prior to any reimbursement to SMTEK of any such out-of-pocket expenses, or (b) assign to SMTEK the right to enforce any such claims, provided any such assignment shall be effective only to the extent SMTEK incurs or will incur any out-of-pocket expense or cost in the performance of any such repairs or remediation on account of any items covered by the Parker Hannifin Indemnity, and MVLP shall be entitled to receive any excess recovery after deduction of SMTEK's Legal Expenses (as defined below).

     9.1 "LEGAL EXPENSES " DEFINED. For purposes of this section, the term "Legal Expenses " means reasonable attorneys' fees and costs (including any expert witness fees), including attorneys' fees and costs in connection with the enforcement of any award or judgment or any appellate proceedings, which Legal Expenses are incurred by MVLP in the event MVLP elects to enforce such legal proceedings against Parker Hannifin, or incurred by SMTEK, in the event MVLP assigns the right to SMTEK to enforce such Parker Hannifin Indemnity.

     10. CONTROLLING LAW. The terms and provisions of this Sub-Sub-Lease shall be construed in accordance with and governed by the laws of the State of California.

     11. BINDING EFFECT. Subject to any limitations provided in the Primary Lease or this Sub-Sub-Lease, this Sub-Sub-Lease shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

     12. CAPTIONS. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

     13. ATTORNEYS' FEES AND LEGAL EXPENSES. In the event of any action or proceeding to enforce or interpret this Sub-Sub-Lease or otherwise arising out of the transaction which is the subject of this Sub-Sub-Lease, the prevailing party shall be entitled to recover, in addition to all other remedies and relief, reasonable attorneys' fees and legal expenses and costs, including expert witness fees, including attorneys' fees and legal expenses and costs incurred in connection with any post-judgment motions or proceedings for the enforcement of any judgment, appellate proceedings, and/or bankruptcy litigation.

     14. INTEGRATION; MODIFICATION; WAIVER. This Sub-Sub-Lease, together with any other agreements, exhibits, or documents expressly referred to in this Sub-Sub-Lease, constitutes the complete and final expression of the agreement of the parties relating to the subject of this Sub-Sub-Lease and supersedes all previous contracts, agreements, representations, and understandings, either oral or written. This Sub-Sub-Lease cannot be modified or amended, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Sub-Sub-Lease) executed by the party against whom enforcement of the modification or waiver is sought.

    15. AGREEMENT IN COUNTERPARTS. This Sub-Sub-Lease, or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original Sub-Sub-Lease, and all of which shall constitute one (1) Sub-Sub-Lease, by each of the parties hereto on the dates respectively indicated below notwithstanding that all of the Parties are not signatories to the original or the same counterpart, to be effective as of the date provided in this Sub-Sub-Lease.

     16. FACSIMILE TRANSMISSIONS. A facsimile transmission of the executed signature page from this Sub-Sub-Lease, or any other documents to be delivered in accordance with this Sub-Sub-Lease, shall constitute due and proper execution of such document, and each party making such facsimile delivery agrees to also deliver a copy of such document bearing the original signature of such party no later than three (3) days following the date of the facsimile transmission.

     17. NOTICE. Except as otherwise provided in this Sub-Sub-Lease, any notice or other items to be delivered to a party pursuant to this Sub-Sub-Lease shall be in writing and either personally delivered, sent by first class mail (alone or in combination with a facsimile transmittal), postage prepaid, addressed to the party to be notified at the address specified in accordance with this section, or delivered by Federal Express or other comparable overnight delivery service, delivery costs prepaid and addressed to the party to be notified at the address specified in accordance with this section. Any such notice or other items to be delivered shall be deemed duly given, delivered and received on the date of personal delivery to the party (or such party's authorized representative) or in the case of mailing, three
(3) business days after deposit in the U.S. Mail, or, in the case of Federal Express or other comparable overnight delivery service, one (1) business day following the delivery of such notice or item to such delivery service, as the case may be; provided, however, in the case a party transmits such notice or item by facsimile transmission to a facsimile number designated above together with the separate mailing of the original, then such notice shall be deemed delivered one (1) day following the date of the facsimile transmission. Unless a party changes its address or facsimile number for notice by giving a notice in accordance with this section changing such address or facsimile number, the address or facsimile number for notice and delivery of each party shall be as set forth as follows:

If to MVLP:                   MOORPARK VENTURE L.P.
                              Attn: Jeffrey C. Hamann
                              475 W. Bradley Avenue
                              El Cajon, CA 92020
                              Facsimile: (619) 440-8914

If to SMTEK:                  SMTEK
                              Attn:  Legal Department
                              2150 Anchor Court
                              Newbury Park, CA  91320
                              Facsimile:  (858) 376-9015

     18. VALIDITY. Should any portion of this Sub-Sub-Lease be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Sub-Sub-Lease and shall not affect the remainder of this Sub-Sub-Lease.

     19. AUTHORITY OF SIGNATORY. Each of the individuals executing this Sub-Sub-Lease where designated below on behalf of any corporation, partnership, limited liability company, or trust, represents and warrants, by so executing this Sub-Sub-Lease, that he or she has the legal authority and capacity to execute this Sub-Sub-Lease so that it becomes a contract binding upon such corporation, partnership, limited liability company, or trust and agrees to indemnify, hold harmless, and defend the parties from any loss, damage, cost, or expense (including reasonable attorneys' fees) suffered or incurred as a result of the breach or inaccuracy of such representation and warranty.

     20. INDEMNIFICATION. Whenever in this Sub-Sub-Lease, a party is obligated to indemnify, defend and hold harmless another party, such obligation to provide indemnification specifically includes, but is not limited to, the obligation to pay reasonable attorneys' fees and other legal expenses to the attorney reasonably retained by the party obligated to provide such indemnification on a continuing basis and upon submission of as such attorneys' fees and legal expenses are incurred. The attorney retained by the party obligated to provide indemnification shall be qualified and experienced in the field of law which is the subject of the action and shall be subject to the reasonable approval of the party entitled to indemnification.

     IN WITNESS WHEREOF, the parties have executed this Sub-Sub-Lease to be binding as of the Effective Date first set forth above.

             "MVLP "

            MOORPARK VENTURE L.P.,
            a California limited partnership

                                    By:   MANAGING GP, INC.
                                          a California corporation,
                                          Its General Partner

                                          By:
                                          Jeffrey C. Hamann, President


             "SMTEK "

            SMTEK., INC.
            a California corporation

            By:
                        /s/ Gregory L. Horton


                        Gregory L. Horton, President

            By:
                        /s/ Mitchell J. Freedman


                        Mitchell J. Freedman, Secretary